Exhibit 1.1
ING GROEP N.V.
(a public limited liability company with corporate seat
in Amsterdam, The Netherlands)
RIGHTS OFFERING OF BEARER DEPOSITARY RECEIPTS IN
RESPECT OF ORDINARY SHARES
UP TO AN AGGREGATE AMOUNT OF €7.5 BILLION
UNDERWRITING AGREEMENT
October 25, 2009

October 25, 2009
Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
ING Bank N.V.
Bijlmerplein 888
1102 MG Amsterdam
J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ
As Joint Global Coordinators and Joint Bookrunners
Dear Sirs and Mesdames:
     This underwriting agreement (the “Underwriting Agreement”) relates to an offering of bearer depositary receipts (the “Bearer Depositary Receipts”) of Stichting ING Aandelen (the “Trust”), in respect of ordinary shares (the “New Shares”) and American Depositary Shares representing Bearer Depositary Receipts representing ordinary shares (“New ADSs”) of ING Groep N.V., a public limited liability company incorporated under the laws of The Netherlands (the “Company”) in an exact number, and for subscription at a price (the “Subscription Price”), to be determined pursuant to this Underwriting Agreement up to a maximum aggregate offering amount of €7.5 billion (Euro seven billion five hundred million) to holders of ordinary shares of the Company (other than the Trust), holders of American Depositary Shares (“ADSs”) and holders of bearer depositary receipts of the Trust in respect of the Company’s ordinary shares (collectively, the “Shareholders”) on or about November 27, 2009 or such other date as established by the Company. The existing ordinary shares of the Company (including any ordinary shares represented by ADSs and bearer depositary receipts in respect of ordinary shares) are hereinafter referred to as the “Existing Shares”. The Rights Offering (as defined below) is scheduled to commence on November 30, 2009 (such date, or such other commencement date agreed between the Company and Goldman Sachs International, ING Bank N.V., and J.P. Morgan Securities Ltd. (the “Joint Global Coordinators”) and the Underwriters (as defined below), the “Rights Offering Commencement Date”). The period during which Bearer Depositary Receipts may be subscribed for in any jurisdiction pursuant to the exercise of Rights (as defined below) shall hereinafter be referred to as the “Rights Exercise Period”.

     GENERAL
     A. More than 99% of the Company’s ordinary shares are held by the Trust, which has issued bearer depositary receipts to Shareholders (other than holders of ordinary shares), each bearer depositary receipt representing interests in one ordinary share held by the Trust. The New Shares will be issued to the Trust, which will issue the Bearer Depositary Receipts to Shareholders.
     B. The bearer depositary receipts in respect of the Existing Shares are listed on Euronext Amsterdam by NYSE Euronext, a regulated market of Euronext Amsterdam N.V. (“Euronext Amsterdam”), Euronext Brussels by NYSE Euronext, a regulated market of Euronext Brussels N.V./S.A. (“Euronext Brussels”) and the New York Stock Exchange (the “NYSE”). Applications have been or will be made for listing of the Bearer Depositary Receipts on Euronext Amsterdam, Euronext Brussels and the NYSE and listing the New ADSs on the NYSE. Trading of the Bearer Depositary Receipts and New ADSs is currently expected to commence on or about December 21, 2009 (the “First Trading Date”).
     C. The New ADSs are to be issued pursuant to a deposit agreement, dated as of March 6, 2004, (as amended) among the Company, J.P. Morgan Chase Bank N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs (as amended and as may be further amended from time to time, the “Deposit Agreement”). Each New ADS will initially represent the right to receive one Bearer Depositary Receipt deposited pursuant to the Deposit Agreement.
     D. The Company proposes, inter alia, to propose certain resolutions at the extraordinary general meeting of the Company (the “EGM”) convened on or about November 25, 2009 (the “EGM Date”) to authorize the following: (i) a resolution approving the resolution of the executive board of the Company (the “Executive Board”) to change the identity and character of the Company through the divestment of the Group’s insurance and investment management operations, and (ii) a resolution authorizing the Executive Board, upon approval of the supervisory board of the Company (the “Supervisory Board”), to issue, within the limits set by the authorized capital, such number of New Shares necessary to raise €7.5 billion in gross proceeds to the Company, and to exclude the statutory pre-emptive rights in relation thereto (the “Resolutions” which defined term shall also include any resolutions adopted at an EGM as contemplated in Section 3(b), (c) and (d) hereof).
     E. Subject to applicable laws and on the terms set out in the Offering Documents (as defined below), the Company will grant Shareholders transferable subscription rights to subscribe their pro rata share of the New ADSs or New Shares represented by the Bearer Depositary Receipts (the “Rights”), except that (i)

Shareholders who are residents of any member state of the European Economic Area (the “EEA”) other than The Netherlands, Belgium, Luxembourg, the United Kingdom or other member states of the EEA as determined by the Company following consultation with the Joint Global Coordinators and do not qualify for an exemption from the requirements of the EU Directive 2003/71 concerning the prospectus to be published when securities are offered to the public or admitted to trading (the “Prospectus Directive”), (ii) Shareholders in certain other jurisdictions as determined by the Company following consultation with the Joint Global Coordinators, (iii) other Shareholders who may not subscribe to the New Shares because of restrictions under applicable law as described in the Offering Documents and (iv) nominees, depositaries or dealers holding bearer depositary receipts for the account or benefit of beneficial owners resident in such jurisdictions, will not be entitled to exercise Rights on behalf of themselves or such beneficial owners.
     F. The exercise ratio (number of Rights required to purchase one or more New ADSs or New Shares represented by Bearer Depositary Receipts) shall be determined on the Pricing Date (as defined below).
     G. The Company proposes to announce (the “Announcement”) its Offering (as defined below) on October 26, 2009 (the “Announcement Date”). Prior to the Announcement Date, in order to facilitate the successful completion of the Offering (as defined below), Goldman Sachs International (“Goldman Sachs”) and J.P. Morgan Securities Ltd. (“J.P. Morgan”) severally agree, subject to the terms and conditions stated herein, to subscribe pro rata to their respective commitments set out in Schedule I hereto for such number of Bearer Depositary Receipts representing the New Shares (the “Underwritten Shares”) that would produce a gross aggregate Subscription Price of €7.5 billion (the “Underwriting Commitment”). Goldman Sachs and J.P. Morgan shall act as representatives (the “Representatives”) for the Underwriters (as defined below). Immediately following the Announcement, the Company will invite additional underwriters to become parties to this Underwriting Agreement as non-book running managers, Joint Lead Managers and Co-Managers; provided that all New Shares shall be underwritten at no less than the Subscription Price pursuant to the terms of this Underwriting Agreement. The Company and the Joint Global Coordinators undertake to execute and to cause each additional underwriter so appointed to execute an agreement substantially in the form set forth in Annex C. The underwriters named in a fully executed Annex C hereto, including the Representatives, are collectively referred to as the “Underwriters”. The Underwriting Commitment of the Representatives shall be reduced pro rata upon due execution by a Joint Lead Manager or a Co-Manager of Annex C. The Underwriters severally agree, subject to the terms and conditions stated herein, to subscribe pro rata to their respective commitments set out in the fully executed Annex C hereto for such number of Bearer Depositary Receipts representing the New Shares that would produce a gross aggregate Subscription Price of €7.5 billion. The maximum amount for which additional Underwriters may be sought following the Announcement and pursuant to this paragraph shall not exceed in the aggregate 70% of the total New Shares in the Offering.
     The Underwriters will not, except as provided below, solicit sub-underwriting at any time without the Company’s prior written consent (such consent not to be unreasonably withheld or delayed). The Company may, with the agreement of the Representatives (not to be unreasonably withheld or delayed), elect any number of investors to act as sub-underwriters (the “Sub-Underwriters”) and the Sub-Underwriters shall execute a sub-underwriting agreement substantially in the form set out in Annex B. It is understood and agreed that the maximum amount for which New Shares may be sub-underwritten by Sub-Underwriters shall not exceed in the aggregate 25% of the total New Shares offered in the Offering (as defined below); provided that if the Underwriting Commitments of the additional Underwriters who become parties to this Underwriting Agreement by execution of Annex C hereto do not equal 70% of the total Underwriting Commitments by close of business on October 27, 2009, the level of sub-underwriting by Sub-Underwriters may increase equal to any percentage shortfall. To the extent there is a percentage shortfall at the close of business (i.e. 8:00 pm (CET)) on October 27, 2009, the Underwriters will be permitted to solicit sub-underwriting (without needing to obtain consent from the Company) but only as it relates to such shortfall and in accordance with the provisions above. Allocations to Sub-Underwriters and fees payable to Sub-Underwriters will be agreed between the Company and the Representatives. Allocations to Sub-Underwriters may commence upon the earlier of (i) execution of Annex C by additional Underwriters representing Underwriting Commitments of 70% of the total Underwriting Commitments or (ii) close of business (i.e. 8:00 pm (CET)) on October 27, 2009.
     For the avoidance of doubt, fees of the Sub-Underwriters shall be paid by the Underwriters from fees received by the Underwriters from the Company pursuant to Section 4(a) of this Underwriting Agreement and shall not be the responsibility of the Company.
     H. The parties to this Underwriting Agreement understand and agree that ING Bank N.V. will be designated a “Joint Global Coordinator” and “Joint Bookrunner” in the Prospectus and other Offering related documents and in any press releases and public marketing materials relating to the Offering. Notwithstanding such designation in such documents, press releases and marketing materials, ING Bank N.V. will not have any of the rights and obligations of the Joint Global Coordinators or an Underwriter, except as set forth herein. ING Bank N.V. will, however, have the rights of a bookrunner, including information rights and the right to participate in allocations, customary in international equity offerings. The Company confirms that ING Bank N.V., acting through its Corporate Finance Division, has been appointed by the Company as its exclusive financial adviser (the “Sponsor”).

     I. The Subscription Price and the final number of Underwritten Shares shall be agreed between the Company and the Representatives no later than 10:00 p.m. (CET) on the Business Day preceding the Rights Offering Commencement Date (the “Pricing Date”), subject to, and in accordance with, the provisions of Section 3 of this Underwriting Agreement, in the form of a pricing agreement, a form of which is included herein as Annex A (the “Pricing Agreement”), it being understood that in no event shall the Subscription Price be less than €0.24 per ordinary share. The Subscription Price shall be agreed between the parties with reference to Netherlands and international market practice and market conditions at the time.
     J. The offering (the “Offering”) will consist of (A) the rights offering (“Rights Offering”) in which the holders of Existing Shares (other than the Trust) will receive Rights, entitling them to subscribe for New ADSs or Bearer Depositary Receipts in respect of New Shares at the Subscription Price and (B) the global offering (“Global Offering”) in which New Shares in the form of Bearer Depositary Receipts for which Rights have not been validly exercised during the Rights Exercise Period (the “Rump Shares”) may be sold, in the case of the Rights Offering, by way of public offerings in The Netherlands, Belgium, Luxembourg, the United Kingdom and certain other member states of the EEA as determined by the Company following consultation with the Joint Global Coordinators, and, in the case of both the Rights Offering and the Global Offering, by way of (1) private placements to certain institutional investors outside the United States of America (the “United States” or “U.S.”) in reliance on Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and in accordance with applicable securities laws and (2) a public offering in the United States under the Securities Act.
     K. The Underwriters have agreed on a several basis, on the terms and subject to the conditions referred to in this Underwriting Agreement, to take up any Rump Shares to the extent subscribers are not procured pursuant to the Global Offering in accordance with Section 4(a) and to market to potential investors the Rump Shares. The parties recognize and agree that, in light of US federal income tax rules concerning “ownership change”, the Underwriters (a) do not expect that any single Underwriter would, for a period in excess of 60 days following the Closing Date, own Rump Shares constituting in excess of 5% of the Company’s total outstanding ordinary shares or bearer depositary receipts, and (b) will use their commercially reasonable efforts, consistent with their current practices and procedures, and based on information supplied by the Company containing share ownership detail for all Shareholders holding 5% or more of the Company’s outstanding ordinary shares, to not sell in the Global Offering, Rump Shares to any single purchaser whose shareholding, when taken together with existing share ownership levels as set out in the information provided by the Company, would represent 5% or more of the Company’s outstanding ordinary shares or bearer depositary receipts (calculated after giving effect to the Rights Offering and Global

Offering). Further, it is understood that the Company shall have the right to veto allocations provided there is sufficient demand for the Rump Shares.
     L. Two forms of documents will be prepared by the Company to be used in connection with the Offering: (i) (A) a prospectus, in the English language in accordance with all applicable laws and regulations, in particular, but not limited to, the Dutch Financial Supervision Act (Wet op het financieel toezicht) including, where applicable, the Prospectus Regulation (EC/809/2004) (the “Financial Supervision Act”), expected to be approved by the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten) (the “AFM”) and published and currently expected to be notified to the competent regulators on or around November 27, 2009, relating to the Offering and for use in The Netherlands, Belgium, Luxembourg, the United Kingdom and potentially certain other jurisdictions (in the form in which it is so approved, the “Original European Prospectus”), (B) any supplement to the Original European Prospectus, if applicable (the “Supplement”), and (C) a term sheet (the “Final Term Sheet”) containing the Global Offering Price (as defined below) and such other information regarding the Company, the Offering or the Bearer Depositary Receipts, New ADSs and New Shares as the Company and the Joint Global Coordinators, shall agree (the Original European Prospectus, any Supplement and the Final Term Sheet collectively, the “European Prospectus”); and (ii) a U.S. prospectus, which may be in the form of a basic prospectus (the “Basic Prospectus”) and a prospectus supplement included in the Registration Statement (as defined below) (the “U.S. Prospectus Supplement” and, together with the Basic Prospectus, the “U.S. Prospectus”)) and a prospectus supplement required to be filed pursuant to an undertaking by the Company pursuant to Item 512(c) of Regulation S-K under the Securities Act to include the terms of the Offering as set out in the Final Term Sheet to the U.S. Prospectus (the “512(c) Prospectus Supplement” and together with the U.S. Prospectus, the “Final U.S. Prospectus”), relating to the Offering and for use in the United States. The European Prospectus and the U.S. Prospectus (as then amended or supplemented, including, if applicable, by the Final U.S. Prospectus) are collectively referred to as the “Offering Documents” and in each case shall include all documents incorporated or deemed to be incorporated by reference therein. Subject to the terms of this Underwriting Agreement, the Company authorizes the Underwriters to distribute copies of the Offering Documents in connection with the Offering in accordance with applicable laws and regulations. The “Global Offering Price” shall be the price at which the Rump Shares have been sold by the Underwriters.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Joint Global Coordinators and Underwriters as set forth below. Each representation, warranty and agreement shall be made as of the date of this Underwriting Agreement, as of the date of the Original European Prospectus, as of the date of any Supplement, as of the date of the U.S. Prospectus Supplement, as of the Applicable Time (as defined below) and as of the Closing Date (as defined in Section 5).

     For the purposes of this Section 1, “Publicly Disclosed” shall mean (i) with respect to the representations and warranties given as of the date hereof, any information contained in the Current Public Disclosure Package (as defined below), and (ii) with respect to representations and warranties given as of all other dates, the information disclosed in the Offering Documents or any supplement thereto.
     For the purposes of this Section 1 and as it is otherwise used in this Underwriting Agreement, “Current Public Disclosure Package” shall mean the Company’s annual report for 2008 on Form 20-F filed with the United States Securities and Exchange Commission (“SEC”) on March 19, 2009 (the “Form 20-F”), the Company’s interim results for the six months ended June 30, 2009 filed with the SEC on Form 6-K on August 12, 2009 (the “Interim Results 6-K”), the Company’s information memorandum published on its website on October 26, 2009 (the “Information Memorandum”) and its ad hoc press announcements since January 1, 2009 (to the extent not superseded by the Form 20-F, Interim Results 6-K, Information Memorandum or later public press announcements), including the press releases to be published on October 26, 2009 in connection with the announcement by the Company of certain management changes, its restructuring plan with the EC, its preliminary Q3 results and in connection with the Offering (together, the “Announcement Press Releases”) in substantially the forms of Annex D, E, F and G hereto.
     As used in this Underwriting Agreement, the expression “to the knowledge of the Company” and similar expressions mean the actual knowledge or belief of the individuals who will be identified in the European Prospectus as comprising the Executive Board of the Company or the Management Boards for Banking and Insurance of the Company.
     For purposes of this Agreement, “Business Day” shall mean each day of the week (other than a Saturday or Sunday) on which banking institutions in the Netherlands, Belgium and the U.S. are open for business the entire day.
     (a) Each of the Form 20-F and the Interim Results 6-K, as of the period to which it relates, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (b) Each part of the Current Public Disclosure Package, as of the date on which it was disclosed, was true and correct in all material respects and did not omit to state a material fact that was required to be disclosed by the Company therein under applicable securities laws and regulations (including, without limitation, to the extent applicable, the Dutch Civil Code (Burgerlijk Wetboek) (the “Civil Code”), the Financial Supervision Act, the Euronext Rules and the Prospectus Directive).

     (c) As of the date of this Underwriting Agreement, the Company is not aware of (i) any Material Adverse Effect (as defined below) which is not disclosed in the Current Public Disclosure Package or (ii) any material information that would, absent any applicable exemptions, have to be disclosed on the date of this Underwriting Agreement under applicable securities laws and regulations.
     (d) Each part of the Current Public Disclosure Package and all statements of opinion, intention or expectation, or any forward-looking statements, contained therein were, as of the date on which they were made, made after due and careful consideration of the circumstances considered relevant by the Company, were truly and honestly held and made in good faith and were based on assumptions considered reasonable by the Company.
     (e) Since September 30, 2008, the Company has complied and will comply with its duties under applicable rules relating to ad hoc publicity under the relevant securities laws of those jurisdictions where the bearer depositary receipts are listed or admitted to trading; and the Company is not aware of any new price-sensitive facts to be published pursuant to the applicable rules relating to ad hoc publicity under The Netherlands, U.S. and EEA securities laws and regulations that have not yet been published; and since September 30, 2008, the Company has not delayed the publication of any price-sensitive information required to be disclosed under applicable rules relating to ad hoc publicity under the relevant securities laws and regulations unless the new fact is based on a plan or decision of the Company and the publication of such fact is apt to damage the interests of the Company and the Company has taken the necessary measures to ensure the full confidentiality of such fact and has informed the Joint Global Coordinators accordingly.
     (f) The Offering Documents will be prepared with due care and will reflect the honestly held beliefs of the Company. The European Prospectus as of its date and, if amended and supplemented, as of the date of such amendment or supplement, will be complete and correct within the meaning of, and contain all particulars and information required by, and comply in all material respects with, (i) the Financial Supervision Act; (ii) the Prospectus Directive; (iii) the rules made by Euronext Amsterdam, as amended from time to time, and any announcements, recommendations and guidelines provided by Euronext Amsterdam in relation thereto (the “Euronext Rules”) and (iv) all other requirements of statute, statutory regulation or any regulatory body.
     (g) All statements of fact to be contained in the European Prospectus (as amended or supplemented, as the case may be) (including for the avoidance of doubt any translations of the summary of the European Prospectus required under applicable law of any EEA jurisdiction in which a public offering is made) or made in connection with any written public announcement that does not constitute an Issuer Free Writing Prospectus, but that does fall within the definition of an “issuer free writing prospectus” under Rule 433 of the Securities Act, made by or with the explicit authorization of the Company in connection with the Offering are or will be complete and correct in all material respects and not misleading, in each case as of its respective date and, if amended and supplemented, as of the date of such amendment or supplement, at the date and time of execution of the Final Term Sheet (the “Applicable Time”) and the Closing Date, and there is or will be no other fact or matter omitted from the European Prospectus or made in connection with any written public announcement that does not constitute an Issuer Free Writing Prospectus, but that does fall within the definition of an “issuer free writing prospectus” under Rule 433 of the Securities Act, made in connection with the Offering, which (i) was, is or will be reasonably required for a knowledgeable investor to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries taken as a whole and of the rights attaching to the Rights, the Bearer Depositary Receipts, the New ADSs and the New Shares or (ii) the omission of which made, makes or will make any statement therein misleading or (iii) in the context of the Offering was, is or will be material for disclosure therein; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by the Underwriters expressly for use in any Offering Document. All statements of opinion, intention or expectation, or any forward-looking statements, contained in the European Prospectus were, are or will be made after due and careful consideration of the circumstances considered relevant by the Company, were, are and will be truly and honestly held and made in good faith and were, are and will be based on assumptions considered reasonable by the Company.
     (h) A registration statement on Form F-6 (File No. 333-145767) in respect of the ADSs has been filed with the SEC such registration statement, as amended from time to time, excluding exhibits, in the form heretofore delivered to the Joint Global Coordinators has been declared effective by the SEC in such form; no stop order suspending the effectiveness of such registration statement has been issued and to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the SEC (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (i) To the extent the Bearer Depositary Receipts representing New Shares are publicly offered in any EEA jurisdiction other than The Netherlands, the Company has complied and will comply with all relevant regulations relating to the passporting of the European Prospectus into, and the conduct of the Offering in, such EEA jurisdiction.
     (j) (A) The Registration Statement with respect to Bearer Depositary Receipts and New Shares has been filed with the SEC not earlier than three years prior to the date hereof and the post-effective amendment thereto to include the Rights will be filed no later than the first Business Day following the date hereof and (B) the Registration Statement, and any post-effective amendment thereto filed on or prior to the date hereof, became effective on filing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto as an automatic shelf registration statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company. Except where the context otherwise requires, “Registration Statement”, as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for the purposes of Section 11 of the Securities Act, including any post-effective amendment thereto (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any additional registration statement filed to register the offer and sale of securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”).
     (k) There are no outstanding, unresolved comments made by the staff of the SEC in connection with a review of the Company’s annual report filings under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), except those which (i) were issued less than 180 days before the end of the fiscal year covered by such annual report or (ii) are not material to the Company.
     (l) The Registration Statement, when it became effective, complied and, as then amended or supplemented, at the Applicable Time and the Closing Date (as defined below), will comply, in each case, in all material respects, with the requirements of the Securities Act and the rules and regulations of the SEC under the Securities Act (the “Securities Act Regulations”); the conditions to the use of Form F-3 in connection with the Offering as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), and, as of the determination date applicable to the Registration Statement (and any amendment thereof) and the Offering contemplated hereby, the Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (in each case, as defined in Rule 405 under the Securities Act), in each case at the times specified in the Securities

Act and the Securities Act Regulations; the Registration Statement will meet, and the Offering contemplated hereby will comply with, the requirements of Rule 415 under the Securities Act; the Registration Statement did not and will not, as of the Effective Time, as of the Applicable Time or as of the date of the U.S. Prospectus Supplement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by the Underwriters expressly for use in any Offering Document.
     (m) No order preventing or suspending the use of the U.S. Prospectus, the Final U.S. Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offering (an “Issuer Free Writing Prospectus”) shall have been issued by the SEC; each of the U.S. Prospectus and the Final U.S. Prospectus will comply, as of the date that it is filed with the SEC, the date of the U.S. Prospectus, the Applicable Time and the Closing Date, in all material respects, with the requirements of the Securities Act (in the case of the Final U.S. Prospectus, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the 512(c) Prospectus Supplement and the date the 512(c) Prospectus Supplement is filed with the SEC and ends on the Closing Date will the U.S. Prospectus or the Final U.S. Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no Issuer Free Writing Prospectus, as of its date, or (except as superseded by information included or incorporated by reference in the U.S. Prospectus or the Final U.S. Prospectus) as of the Applicable Time or the Closing Date, will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty shall not apply to (i) the Announcement Press Releases or the Information Memorandum as of their dates and (ii) any statements or omissions made in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by the Underwriters expressly for use in any Offering Document.
     (n) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the U.S. Prospectus or the Final U.S. Prospectus as amended or supplemented, when they became effective or were filed with the SEC, as the case may be, complied in all material respects to the requirements of the Securities Act, the Securities Act Regulations, and the Exchange Act and the rules and regulations of the SEC thereunder (the “Exchange Act Regulations”), as applicable, and none of such documents, when they became effective or were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the U.S. Prospectus or the Final U.S. Prospectus as amended or supplemented, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and Exchange Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by the Underwriters expressly for use in any Offering Document.
     (o) The Company and each of its subsidiaries classified as a “significant subsidiary” as defined under Rule 405 of the Securities Act Regulations (each a “Significant Subsidiary”) has been duly incorporated under the laws of The Netherlands or its respective jurisdiction of incorporation, as the case may be, except to the extent that the failure of a Significant Subsidiary to be duly incorporated would not have a Material Adverse Effect (as defined below). The Company and each of its Significant Subsidiaries is validly existing and, to the extent applicable, in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and, to the extent applicable, in good standing in each other jurisdiction in which qualification is necessary for the ownership of its respective properties or for the conduct of its respective businesses, except to the extent that the failure to be validly existing, qualified or in good standing would not have a Material Adverse Effect.
     (p) The Company has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Offering Documents, except to the extent that the failure to do so would not have a Material Adverse Effect.
     (q) Since December 31, 2008, except as otherwise stated in the Offering Documents, (i) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries that is material to the consolidated financial position of the Company and (ii) there has been no change, or, to the best knowledge of the Company, there has been no development involving a prospective change, which is materially adverse to the general business affairs, management, financial condition, shareholders equity or results of operations of the Company and its subsidiaries taken as a whole (the “Group”) (“Material Adverse Effect”); provided that any effects arising from the announcement or implementation of the restructuring of the Group in accordance with the EU Negotiations (as defined in Section 3(a) hereof) shall not be deemed to constitute a Material Adverse Effect.

     (r) The Company owns the interest in each Significant Subsidiary stated to be so owned in the Offering Documents, and the shares of each Significant Subsidiary owned by the Company have all been validly issued in accordance with the respective applicable laws and regulations, and, except as Publicly Disclosed or as described in the Offering Documents, all of the shares or other equity interests in the Significant Subsidiaries are directly or indirectly owned beneficially and of record by the Company (other than directors’ qualifying shares), and except as Publicly Disclosed or as described in the Offering Documents, such shares are and will be free of all pledges, liens, charges, encumbrances and other third-party rights; and the respective Significant Subsidiary has not made any hidden profit distributions, all except where the breach of any of the above would not constitute a Material Adverse Effect.
     (s) None of the Company, any of the Significant Subsidiaries or the Trust is (i) in violation of the constituent documents, charter or by-laws, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, any such Significant Subsidiary or the Trust is a party or by which any of them may be bound, or to which any of the property or assets of the Company, any such Significant Subsidiary or the Trust is subject or (iii) in violation of any law or order by any governmental agency or body or court having jurisdiction over the Company, any of its Significant Subsidiaries or the Trust or over their respective properties except, for any violation or defaults that (x) in the case of the Significant Subsidiaries and the Trust with respect to subclauses (i), (ii) and (iii) and (y) in case of the Company with respect to subclauses (ii) and (iii), would not have a Material Adverse Effect.
     (t) As at the date hereof, the authorized share capital of the Company amounts to EUR 2,160,000,000, divided into 4,500,000,000 ordinary shares with a nominal value of EUR 0.24 per share and 4,500,000,000 cumulative preference shares with a nominal value of EUR 0.24 per preference share. All of the issued and outstanding ordinary shares prior to the issuance of the New Shares have been duly authorized and are validly issued, fully paid and are not subject to any pre-emptive or similar rights which have not been complied with, extinguished or waived and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company, any such convertible or exchangeable securities or any such rights, warrants or options (other than as required to effect the issuance of Bearer Depositary Receipts), except pursuant to the call option right on cumulative preference shares granted to ING Continuity Foundation, to the ING Groep Long Term Equity Ownership Plan or any other existing or future employee incentive plans of the Company or its subsidiaries and pursuant to the terms and conditions of the Core Tier 1 securities issued by the Company to the State of The Netherlands on November 12, 2008. All of the issued and outstanding bearer depositary receipts prior to the issuance of the

New Shares have been duly and validly authorized and issued by the Trust and are fully paid and non-assessable and conform to the description of the bearer depositary receipts contained in the Offering Documents; the holders of outstanding bearer depositary receipts are not entitled to preemptive or other rights to acquire the New Shares which have not been complied with; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company or the Trust to issue, bearer depositary receipts, except pursuant to the ING Groep Long Term Equity Ownership Plan or any other existing or future employee incentive plans of the Company or its subsidiaries and pursuant to the terms and conditions of the Core Tier 1 securities issued by the Company to the State of The Netherlands on November 12, 2008.
     (u) The Existing Shares currently in issue are listed in the form of bearer depositary receipts on Euronext Amsterdam, Euronext Brussels and the NYSE, and the Company is in compliance in all respects with the Euronext Rules, NYSE rules and any other applicable rules or regulations, except to the extent non-compliance would not be likely, individually or in the aggregate, to have a Material Adverse Effect or to materially adversely affect the consummation of the transactions contemplated by this Underwriting Agreement or the performance by the Company of its obligations hereunder. As of the date hereof, the bearer depositary receipts underlying the Existing Shares are accepted for book-entry transfers by Euroclear Nederland, Euroclear and Clearstream.
     (v) The Bearer Depositary Receipts and the New Shares will be duly and validly authorized, issued and delivered as contemplated by this Underwriting Agreement, the articles of association and trust conditions of the Trust, and in accordance with the laws and regulations of The Netherlands, and will be fully paid and nonassessable. The Bearer Depositary Receipts will on issue rank pari passu with the existing bearer depositary receipts, and the New Shares will on issue rank pari passu with the ordinary shares represented by the Existing Shares, including in respect of their entitlement to any and all dividend payments (with no pro rata or other reduction thereof), and the Company and the Trust have not granted and will not grant any pledges, liens, charges, encumbrances and other third-party rights on the Bearer Depositary Receipts or the New Shares, other than the joint right of pledge on the underlying shares for the benefit of all holders of bearer depositary receipts pursuant to Section 3:259(2) of the Civil Code. The Shareholders have no subscription, preemptive or other rights to acquire the New Shares other than the Rights.
     (w) The Company has not offered and will not offer, without the prior written consent of the Representatives (which consent shall not be unreasonably withheld or delayed), the Rights or the Bearer Depositary Receipts representing the New Shares in any jurisdiction other than The Netherlands, Belgium, Luxembourg, the United Kingdom and other member states of the EEA as determined by the Company following consultation with the Joint Global Coordinators in circumstances which would require the preparation or registration of any further offering document relating to the Rights or the Bearer Depositary Receipts representing the New Shares in such jurisdiction, in particular where the Company would be required to do so under the Prospectus Directive or any legislation, regulation or other measure implementing the Prospectus Directive.
     (x) Upon Admission (as defined below) of the Bearer Depositary Receipts representing the New Shares in the Rights Offering, the Bearer Depositary Receipts representing the New Shares to be issued by the Company will be freely transferable to the relevant clearing systems, to or for the account of the subscriber thereof; and, except as disclosed or to be disclosed in the Offering Documents, there are no restrictions on subsequent transfers of the Bearer Depositary Receipts representing the New Shares, the New ADSs or the Rights under the laws of The Netherlands, except that this representation (x) does not apply to the Rump Shares.
     (y) Except as will be described in the Offering Documents, there are no legal restrictions on the sale, transfer or distribution of the Rights or the Bearer Depositary Receipts representing the New Shares under applicable Dutch law (including, without limitation, the Civil Code, the Financial Supervision Act, the Euronext Rules and the Prospectus Directive) or in the Company’s Articles of Association.
     (z) The Rump Shares to be issued by the Company will be freely transferable by the Company to or for the account of the several Underwriters as a matter of Dutch law, and, except as disclosed or to be disclosed in the Offering Documents, there are no restrictions on transfers of the Rump Shares under the laws of The Netherlands (including, without limitation, the Civil Code, the Financial Supervision Act, the Euronext Rules and the Prospectus Directive) or in the Company’s Articles of Association.
     (aa) Upon the allotment of Rights to the Shareholders, the holders of Rights (except as stated in Recital D hereof) will be entitled to the rights described in the Offering Documents, and such Rights will be tradable on Euronext Amsterdam and Euronext Brussels (unless otherwise agreed among the Company and the Joint Global Coordinators).
     (bb) The execution and delivery of this Underwriting Agreement, the offering, issue and sale of the Rights and the Bearer Depositary Receipts representing the New Shares, and performance by the Company of its obligations under this Underwriting Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its Significant Subsidiaries or the Trust under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company, any such Significant Subsidiary or the Trust is a party or by which any of them is bound or to which any of their property or assets is subject, except for any such conflict, breach, violation or default which is waived or will not have (x) a material adverse effect on the Company’s ability to perform its obligations under this Underwriting Agreement or (y) a Material Adverse Effect; and (B) will not result in any violation of (i) the provisions of the Articles of Association of the Company or the Trust or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Significant Subsidiaries or the Trust or any of their respective properties or assets, except for (in the case of (ii) above), a violation that will not have a Material Adverse Effect.
     (cc) The Company has the power and authority necessary to enter into this Underwriting Agreement and to perform its obligations under this Underwriting Agreement. This Underwriting Agreement has been and any amendments to this Underwriting Agreement (including the Pricing Agreement) will be, duly authorized, executed and delivered (if applicable under applicable law) by the Company. No further authorization by, or any corporate action of, the Company or the Trust will be required upon consummation of the transactions contemplated in the Underwriting Agreement or Pricing Agreement, except for any such corporate action that would not adversely affect the consummation of the transactions contemplated by this Underwriting Agreement or the performance by the Company of its obligations hereunder.
     (dd) No action is required to be taken and no step is required to be taken or done (including without limitation the obtaining of any consent, approval, authorization, license, order, registration or qualification of or with any court or governmental agency or body or the making of any filing or registration) by the Company for the allocation, issue, offering, sale and transfer of the Rights and the Bearer Depositary Receipts representing the New Shares except for those which have been, or will on or prior to the First Trading Date be, obtained and are, or will on the First Trading Date be, in full force and effect.
     (ee) All dividends and other cash distributions declared and payable on the ordinary shares may under the current laws and regulations of The Netherlands be paid by the Trust to the holders of the bearer depositary receipts, in Euros, may be converted into foreign currency and may be freely transferred, out of The Netherlands, and, except as disclosed in the Offering Documents, all such dividends and other cash distributions will not be subject to withholding or other taxes under the current laws and regulations of The Netherlands and are otherwise free and clear of any other tax, withholding or deduction in The Netherlands and may be paid under the current laws and regulations of The Netherlands without the necessity of obtaining any governmental authorization in The Netherlands.
     (ff) Except as to be disclosed in the Offering Documents, no stamp, stamp duty reserve tax or other issuance or transfer taxes or duties are payable in The Netherlands in connection with the allotment, issue and delivery of the Bearer Depositary Receipts or the New Shares in connection with the Rights Offering or to acquirers in respect of any Bearer Depositary Receipts or New Shares which have not been taken up in accordance with the terms of this Underwriting Agreement or otherwise in connection with the making or implementation of the Rights Offering.
     (gg) Except as will be disclosed in the Offering Documents, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending to which the Company, any of its Significant Subsidiaries or the Trust is a party or of which any property or assets of any of them is the subject which, if determined adversely to any of them, are likely, individually or in the aggregate, to have a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Underwriting Agreement or the performance by the Company of its obligations hereunder, and, to the best of the knowledge of the Company, no such proceedings are threatened or contemplated.
     (hh) Except as will be disclosed in the Offering Documents, the Company and its Significant Subsidiaries own or possess, or have the right to use, or can acquire on commercially reasonable terms, material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them and necessary to conduct the business now operated by them as Publicly Disclosed (the “Intellectual Property Rights”), except to the extent that any failure so to own, possess or have the right to use or ability to acquire such Intellectual Property Rights would not have a Material Adverse Effect and neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (ii) The Company, its Significant Subsidiaries and the Trust possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate regulatory agencies or bodies, as are necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Effect.
     (jj) The Company, its Significant Subsidiaries and the Trust are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.
     (kk) Except as will be disclosed in the Offering Documents, all social security, pension fund or similar payments (the “Benefit Plans”) due by the Company and its subsidiaries taken as a whole in favor of their employees have been fully paid or provisioned in the relevant financial statements, to the extent required by IAS 19, and the Company and its subsidiaries taken as a whole has no material unfunded liabilities with respect to the Benefit Plans which are not reflected in the Offering Documents, unless such liabilities would not constitute a Material Adverse Effect.
     (ll) Except as will be disclosed in the Offering Documents and except for any matters relating to State-aid, the Company and its subsidiaries taken as a whole are in compliance with all applicable competition and antitrust laws, rules and regulations in all jurisdictions where the Company and its subsidiaries taken as a whole are, directly or indirectly, active on the market, except where noncompliance with such laws, rules or regulations would not constitute a Material Adverse Effect, and the Company and its subsidiaries taken as a whole neither have been nor are engaged in any illegal anticompetitive practices, and no respective court action or administrative proceedings have been brought or to the best knowledge of the Company threatened in writing against the Company or any of its subsidiaries, except where such illegal practices or court action or proceedings would not constitute a Material Adverse Effect and except as set forth in the Offering Documents.
     (mm) Except as provided in this Underwriting Agreement, the Company has not taken, directly or indirectly, any action that is designed to or that constitutes, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Rights, New ADSs or the Bearer Depositary Receipts representing the New Shares or which could otherwise be deemed a violation of applicable rules and regulations regarding stabilization, buyback programs and market manipulation.
     (nn) The Company and its Significant Subsidiaries have implemented and use procedures (including without limitation the use of third-party advisers) in a manner which the Company believes is prudent to monitor, review, calculate, assess and estimate the sufficiency of the Company’s or any of such subsidiaries’ reserves in the light of all circumstances.
     (oo) The Company and its Significant Subsidiaries calculate, review, assess and estimate the regulatory capital requirements of the Company and its Significant Subsidiaries in a manner designed to comply in all material respects with all current applicable statutory requirements, and the Company believes its methodology to assess its capital position in relation to regulatory requirements and risks is, in light of all the circumstances, fair and in accordance with principles and assumptions which it reasonably believes are prudent.
     (pp) Ernst & Young Accountants, who have audited the consolidated financial statements of the Company as at and for the years ended December 31, 2008, 2007 and 2006, are independent auditors and members of the Royal Dutch Institute of Chartered Accountants (Koninklijk Nederlands Instituut van Registeraccountants) in accordance with the applicable provisions of the Dutch law and accounting regulation and as required by the Securities Act, the Securities Act Regulations and by the rules of the U.S. Public Company Accounting Oversight Board with respect to the Company.
     (qq) The consolidated financial statements (including the notes thereto) included in the Form 20-F filed pursuant to the Exchange Act present fairly (i) the consolidated financial position of the Company and its subsidiaries, taken as a whole, as of the date indicated and (ii) the consolidated results of operations, statements of cash flow and changes in shareholders equity of the Company and its subsidiaries, taken as a whole, for the periods specified, in conformity with International Financial Reporting Standards (“IFRS”) as adopted by the European Union applied on a consistent basis (except as stated in such financial statements) throughout the periods involved.
     (rr) The reviewed interim financial statements of the Company to be included in the Offering Documents, together with the related notes, will present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements will be prepared in conformity with IFRS 34 as adopted by the European Union, or as issued by the International Accounting Standards Board, as specified in the Offering Documents, applied, except as disclosed therein, on a consistent basis throughout the periods involved. The selected financial data to be included in the Offering Documents will present fairly the information shown therein and, except as disclosed therein, will be compiled on a basis consistent with that of the audited financial statements to be included in the Offering Documents.
     (ss) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     (tt) As of the date hereof, the Company and its subsidiaries have established procedures reasonably designed to ensure compliance in all material respects with the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and, except as will be disclosed in the Offering Documents or previously disclosed to counsel to the Underwriters in telephonic due diligence meetings with the General Counsel of the Company, no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in each case where such action, suit or proceeding would not constitute a Material Adverse Effect.
     (uu) Except as will be disclosed in the Offering Documents or in connection with any matter disclosed in the Offering Documents, neither the Company nor any of its Significant Subsidiaries, nor to the knowledge of the Company, any director, executive officer, agent, employee of the Company or any Significant Subsidiary is currently the target of any economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council or the European Union (collectively, the “Sanctions”). The Company will not use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the target of any Sanctions (including persons on the Specially Designated Nationals and Blocked Persons list maintained by OFAC) or in any other manner that would, to the Company’s knowledge, result in the violation of Sanctions by any person participating in the Rights Offering whether as underwriter, investor, adviser or otherwise.
     (vv) Except as disclosed in the Offering Documents, neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Significant Subsidiaries has (i) used any corporate fund for any contribution, gifts, entertainment or other expense relating to political activity that is unlawful under the law applicable to such person, except in circumstances where such violation would not constitute a Material Adverse Effect, (ii) made any direct or indirect payment to any foreign or domestic government official or employee from corporate funds that is unlawful under the law applicable to such person, except in circumstances where such violation would not constitute a Material Adverse Effect or (iii) to the extent applicable to it, violated or is in violation, of any applicable anti-bribery or anti-corruption law including but not limited to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the U.S. Foreign Corrupt Practices Act, except in each case to the extent such violation would not constitute a Material Adverse Effect.
     (ww) The Company is not, and after giving effect to the offering and sale of the New Shares and the application of the net proceeds therefrom as described in the Offering Documents will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     (xx) Neither the Company, nor any of its subsidiaries, nor any person acting with its or their authority on its or their behalf (other than the Underwriters), has directly or indirectly made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the

Rights and/or the Bearer Depositary Receipts or New Shares under the securities laws of any country other than The Netherlands, Belgium, Luxembourg, the United Kingdom and the United States.
     (yy) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing New ADSs, and the deposit of New Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Offering Documents.
     2. Application for Admission
     (a) The Company confirms the appointment of ING Bank N.V. acting through its securities services division (PAS) as listing, paying, depositary, exchange and subscription agent (the “Listing Agent”) in connection with the admission to trading on Euronext Amsterdam (the “Admission”) of the Rights and the Bearer Depositary Receipts representing the New Shares, in accordance with the Euronext Rules and the requirements of Nederlands Centraal Instituut voor Giraal Effectenverkeer (“Euroclear Nederland”), Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) on the terms and subject to the conditions set out in this Underwriting Agreement and the Euronext Rules, and ING Bank N.V. accepts such appointment.
     (b) The Company confirms that the appointment in Section 2(a) confers on the Listing Agent all powers, authorities and discretions on behalf of the Company which are necessary for or incidental to the Admission and agrees to ratify and confirm everything which the Listing Agent will lawfully and properly have done or shall do and approve all documents which the Listing Agent will lawfully and properly execute in the exercise of such powers, authorities and discretions. The Company hereby grants to the Listing Agent a power of attorney, without the right of substitution, to liaise with Euronext regarding the Admission and to liaise with Euroclear Nederland, Euroclear and Clearstream regarding the Offering.
     3. Pricing Agreement.
     The Representatives will, on behalf of the Underwriters, agree to negotiate in good faith with the Company based on Netherlands and international market practice and market conditions at the time, to agree the final terms of the Offering, including the Subscription Price and the number of Underwritten Shares, and to enter into the Pricing Agreement, if:
     (a) (i) the Resolutions have been approved by the Company’s Shareholders at the EGM, (ii) the terms of the agreement covering the three principal aspects of the negotiations with the European Commission, including (x) the additional payments on the Alt-A facility, (y) the repayment of EUR 5 billion of the Core Tier 1 securities held by the Dutch State and (z) the terms of any required restructuring of the Group (the “EU Negotiations”), have been finally and unconditionally approved by the European Commission such that the terms cannot be changed (the “EC Approval”) and (iii) the EC Approval of the EU Negotiations is substantially as set forth in the Announcement Press Releases and the Information Memorandum;
     (b) in the event that the EC Approval has changed substantially from the description of the EU Negotiations set forth in the Announcement Press Releases and Information Memorandum, but only upon the later of: (x) the conclusion of any new extraordinary general meeting called for the purpose of approving new resolutions in connection with the Offering and the EU Negotiations for which Shareholders shall have received a shareholders’ circular, information memorandum or other shareholder notice relating to the Offering and the EC Approval, which shareholder circular, information memorandum or other shareholder notice has been approved by the Representatives (such approval not be unreasonably withheld or delayed) or (y) if no new extraordinary general meeting is required and the Resolutions have been adopted, three Business Days following an announcement by the Company setting forth the terms and conditions of the EC Approval, which announcement has been approved by the Representatives (such approval not be unreasonably withheld or delayed); or
     (c) the EC Approval has not been obtained in full, but unconditional approval has been obtained for the repayment of EUR 5 billion of the Core Tier 1 securities held by the Dutch State, but only upon the later of: (x) the conclusion of any new extraordinary general meeting called for the purpose of approving new resolutions in connection with the Offering and the EU Negotiations for which Shareholders shall have received a shareholders’ circular, information memorandum or other shareholder notice relating to the Offering and the EU Negotiations, which shareholder circular, information memorandum or other shareholder notice has been approved by the Representatives (such approval not be unreasonably withheld or delayed) or (y) if no new extraordinary general meeting is required and the Resolutions have been adopted, three Business Days following an announcement by the Company setting forth: (1) the terms of the approval for the repayment of the EUR 5 billion of Core Tier 1 securities held by the Dutch State and (2) the status of the negotiations with the European Commission with respect to the additional payments on the Alt-A facility and the terms of any required restructuring of the Group, which announcement has been approved by the Representatives (such approval not be unreasonably withheld or delayed).

Subject to the provisions in clause (c) above and clause (d) below, if the conditions set forth in clauses (a), (b) or (c) are satisfied, the Representatives will enter into a Pricing Agreement with a minimum Subscription Price at EUR 0.24.
In the event the Resolutions are passed at the EGM but the EC Approval has not been obtained and the Company has not received unconditional approval to repay EUR 5 billion of the Core Tier 1 securities held by the Dutch State, the Representatives, on behalf of the Underwriters, will be under no obligation to enter into the Pricing Agreement.
Subject to the provisions of this Section 3, if the Pricing Agreement is entered into, the Rights Offering Commencement Date will be the Business Day immediately following the date of the Pricing Agreement.
     (d) In the event that in connection with agreeing a Subscription Price under any of clauses (a), (b) or (c) above, such Subscription Price would be less than EUR 3.25 per New Share such that the Company would be unable to raise the gross aggregate Subscription Price of not less than EUR 5.0 billion due to not having sufficient authorized capital, the Representatives:
     (i) will allow the Company to call a new extraordinary general meeting to adopt resolutions that would permit the Company to issue a sufficient number of New Shares at a Subscription Price following such meeting (assuming the conditions set forth in clauses (a), (b) or (c) are satisfied) equal to the gross aggregate Subscription Price of EUR 7.5 billion; provided that under no circumstance will the Underwriters be required to maintain their Underwriting Commitments past the date set forth in Section 12(f) hereof, or
     (ii) may, on behalf of the Underwriters, terminate this Underwriting Agreement, if the Company fails to call a new extraordinary general meeting within 15 days following the determination of the Subscription Price as set forth above which results in a price below EUR 3.25.
     4. Agreement to Subscribe and Allocate ordinary shares; Lock-up.
     (a) Upon the basis of the representations and warranties herein contained, but subject to Section 3 of this Underwriting Agreement and the conditions hereinafter stated, each of the Underwriters agrees, severally and not jointly, to purchase on or before the Closing Date (as defined in Section 5 hereof) the Underwritten Shares multiplied by the percentage set forth opposite the name of such Underwriter in Schedule I hereto (to be adjusted by the Underwriters so as to eliminate fractional Bearer Depositary Receipts representing New Shares).

     As soon as practicable after the Rights Exercise Period and no later than one Business Day following the Rights Exercise Period (the “Rights Exercise Period Expiration”), the Company shall notify (in the form of the notice set out in Schedule II to this Underwriting Agreement) the Representatives in writing of the aggregate number of Rump Shares. The number stated in such notice from the Company shall be final and binding on the Company and the Underwriters for all purposes. Upon the Rights Exercise Period Expiration, the Underwriters will be deemed to have acceded to the Unexercised Rights (as defined below), if any, in the proportion of their respective underwriting commitments under this Agreement. In consideration for such accession, the Underwriters shall pay to the holders of Unexercised Rights the Excess Amount, if any, pursuant to the second succeeding paragraph of this Section 4(a); provided that the Rump Shares are placed within two Business Days of the Rights Exercise Period Expiration.
     In the event any matter arises that requires the Company to publish a Supplement pursuant to Section 5:23 of the Financial Supervision Act or pursuant to Section 8 of the Underwriting Agreement, the Representatives may in agreement with the Company, extend the timetable for the Rights Offering. In such event, (i) the periods within which the Underwriters shall be required to perform their obligations under this Underwriting Agreement which are due for performance after the Rights Exercise Period Expiration shall be extended so as to end at the expiry of the relevant interval after the extended Rights Exercise Period Expiration and the Company shall make a public announcement for inclusion in the Supplement, at a time and in a form satisfactory to the Representatives (acting reasonably), of the extension of the timetable for the Rights Offering; and (ii) the Company shall execute such documents and take such other action as the Company and the Representatives agree is required to complete the Rights Offering.
     The Joint Global Coordinators will be responsible for the placement of the Rump Shares. The Representatives acting on behalf of the Underwriters may determine in their sole discretion, on or before the second day following the Rights Exercise Period Expiration but prior to the date of any notification to Sub-Underwriters of allocation of Underwritten Shares to them, to sell to investors the Rump Shares in an accelerated bookbuilding. Subject to the second preceding paragraph, the amount consisting of the positive difference between the aggregate offer price for the Rump Shares and the aggregate Subscription Price of the Rump Shares, after deduction of the selling expenses and applicable taxes, shall be referred to as the “Excess Amount”. If the Excess Amount per Right that has not been validly exercised during the Rights Exercise Period (“Unexercised Right”) is less than €0.01, the consideration due to each holder of such Unexercised Right (the “Unexercised Rights Payment”) is nil. Any Excess Amount per Unexercised Right less than €0.01 shall be retained by the Underwriters for their own benefit. If the Excess Amount per Unexercised Right is equal to or more than €0.01, the Unexercised Rights Payment amounts to the Excess Amount per Unexercised Right. In that case, each holder of Unexercised Rights as at the Rights Exercise Period Expiration shall be paid by the Underwriters an amount equal to the

Unexercised Rights Payment for each Unexercised Right held. For the avoidance of doubt, (i) the Company shall not be entitled to any amounts in excess of the Subscription Price and (ii) the Underwriters shall have no obligation to achieve an offer price for the Rump Shares above the Subscription Price.
     In consideration of the obligations undertaken herein by the Joint Global Coordinators and the Underwriters, the Company covenants and agrees with the Joint Global Coordinators and the Underwriters that, in addition to its other obligations hereunder and subject to Closing, it will pay or cause to be paid at Closing (as defined in Section 5 hereof) or the relevant date specified below:
     (i) the Joint Global Coordinators, a management fee (the “Management Fee”) of 0.60 per cent. of the aggregate amount of the Subscription Price for all New Shares issued by the Company in the Offering (the “Gross Proceeds”);
     (ii) to the Representatives, an underwriting commission of 1.90 per cent. of the Gross Proceeds (the “Underwriting Fee”);
     (iii) at the Company’s absolute discretion (in terms of amount and allocation), after consultation with the Sponsor, an incentive fee of up to 0.50 per cent. of the Gross Proceeds, including any amount of VAT (the “Incentive Fee”), payable up to six months after the Closing Date; and
     (iv) in the event this Underwriting Agreement is terminated by the Company pursuant to its termination right set forth in Section 12 prior to the Closing Date, the Company shall pay to the Underwriters a termination fee (the “Termination Fee”) of: (A) 0.01% of the Gross Proceeds for each full week from the date hereof for a period of four weeks (the “First Fee Period”); (B) 0.02% of the Gross Proceeds for each full week from the completion of the First Fee Period for a period of four weeks (the “Second Fee Period”); (C) 0.03% of the Gross Proceeds for each full week from the completion of the Second Fee Period for a period of four weeks (the “Third Fee Period”); (D) 0.04% of the Gross Proceeds for each full week from the completion of the Third Fee Period for a period of four weeks; and (E) 0.05% of the Gross Proceeds for each full week thereafter, until the date on which the Company provides notice of termination of this Underwriting Agreement under Section 12 hereof; provided that, no such Termination Fee shall be payable in the event of a material breach by the Underwriters of their obligations hereunder. The Termination Fee will be payable as soon as practicable following the date on which the Company provides notice of termination of this Underwriting Agreement under Section 12 hereof.
     Sub-underwriting fees shall be paid by the Representatives directly to the retained Sub-Underwriters and shall not be the responsibility of the Company.
     (b) If, following any placement of Rump Shares pursuant to this Agreement or the performance by the Underwriters of their several obligations under this Agreement, any Underwriter would acquire a Qualified Interest, (i) the issue and delivery of Rump Shares to any such Underwriter will be delayed until such time or times as may be requested by such Underwriter; provided that, no such delay in the issue and/or delivery of Rump Shares will delay the due date for payment to the Company for such Rump Shares, and (ii) such Underwriter and the Company will work together to ensure that such Underwriter does not acquire a Qualified Interest; or a breach of the relevant legal or regulatory restrictions relating to acquiring a Qualified Interest does not occur; or that the relevant legal and/or regulatory restrictions relating to acquiring a Qualified Interests are complied with (or otherwise not breached). The Company agrees to issue the number of Rump Shares requested by the Representatives, after consultation as necessary with the applicable Underwriter, pursuant to Clause (i) within three trading days of such a request and, if a dividend or other distribution is paid or made in respect of any Rump Shares that are issued, to pay or distribute an equivalent amount to such Underwriter in respect of each of the Rump Shares that would have been issued but for a delay in its issue due to this clause. The term “Qualified Interest” means such number of Rump Shares the acquisition or holding of which requires a licence, authorisation or permit from a banking or insurance regulator or other governmental authority in any of the jurisdictions in which the Group operates.
     (c) The Company hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending 90 days after the date of this Underwriting Agreement, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any bearer depositary receipts or ordinary shares or any securities convertible into or exercisable or exchangeable for bearer depositary receipts or ordinary shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of bearer depositary receipts or ordinary shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of bearer depositary receipts, ordinary shares or such other securities, in cash or otherwise, other than options granted or shares issued pursuant to current or future employee benefit plans, qualified stock option plans or other employee compensation plans.
The restrictions contained in clause (i) or (ii) of the preceding paragraph shall not apply to (A) the Bearer Depositary Receipts or the New Shares to be sold in the

Offering or pursuant to this Underwriting Agreement, (B) the issuance by the Company of bearer depositary receipts or ordinary shares upon the exercise of an option, right, warrant or the conversion of a security outstanding on the date hereof, (C) transactions by any person other than the Company relating to bearer depositary receipts or ordinary shares or other securities acquired in open market transactions after the completion of the offering of the Bearer Depositary Receipts and the New Shares, (D) sales of treasury shares (or derivative transactions directly related thereto) carried out in a manner consistent with the Company’s normal treasury activity, (E) market making, hedging, brokerage and asset management activities in the ordinary course of trading and (F) hedging by the Company of its exposures under existing employee option and long-term incentive programs.
     5. Payment and Delivery. Payment for the Rump Shares shall be made to the Company, severally and not jointly, by the Underwriters, in euro funds immediately available in Amsterdam to an account designated by the Company, at 10:00 a.m., Amsterdam time (or such other time as shall be agreed among the Company and the Underwriters), on a date agreed among the Company and the Representatives in consultation with the Sponsor, which date shall be not more than four Business Days after the Rights Exercise Period Expiration, or at such other time as shall be agreed in writing by the Company and the Representatives in consultation with the Sponsor. Upon receipt of such payment, the Company shall deliver the Rump Shares or evidence that proper book entries have been made with respect to such Rump Shares, in each case through the book-entry facilities of Euroclear Nederland, for the respective accounts as notified by the several Underwriters. Completion of such payments and deliveries is hereinafter referred to as the “Closing”, and the date of such payments and deliveries (which shall also be the subscription date of the Rump Shares) is hereinafter referred to as the “Closing Date”. The Company and the Underwriters agree that payment will be made against delivery of such securities (or closing arrangements to the same effect) rather than in advance of delivery.
     6. Representations, Warranties and Undertakings by the Underwriters. Each of the Underwriters, severally but not jointly, represents and agrees that:
     (a) in relation to each member state of the EEA which has implemented the Prospectus Directive other than The Netherlands, Belgium, Luxembourg, the United Kingdom and any other member states of the EEA as determined by the Company following consultation with the Representatives (each, a “Relevant Member State”), it has not and will not make an offer to the public of any Bearer Depositary Receipts representing New Shares in that Relevant Member State prior to the publication of a prospectus in relation to the Bearer Depositary Receipts representing the New Shares which has been approved by the competent authority in that Relevant Member State, except that it may make an offer to the public of any New Shares in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

     (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000; and (C) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (iii) to fewer than 100 natural legal persons (other than qualified investors as defined in the Prospectus Directive); or
     (iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Bearer Depositary Receipts representing New Shares shall result in a requirement for the publication by the Company or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer to the public” in relation to any Bearer Depositary Receipts representing New Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the Offering and any Bearer Depositary Receipts representing New Shares to be offered so as to enable an investor to decide to purchase any Bearer Depositary Receipts representing New Shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state;
     (b) (i) it acknowledges that no action has been or will be taken in any jurisdiction other than The Netherlands, Belgium, Luxembourg, the United Kingdom or any other member states of the EEA as determined by the Company following consultation with the Representatives and the United States that would constitute a public offering of the Bearer Depositary Receipts or the New Shares and (ii) it and each of its affiliates has adopted and will adopt procedures customary in international equity offerings to comply with applicable securities laws and regulations in each jurisdiction in which it offers, sells or delivers Bearer Depositary Receipts or New Shares or has in its possession or distributes any Offering Document or any other offering material relating to the subscription, offer, sale and delivery of the Bearer Depositary Receipts or New Shares;
     (c) no action has been or, prior to the Business Day following publication of the European Prospectus upon approval thereof by the AFM, will be taken by any of the Underwriters that would constitute a public offering of the

Bearer Depositary Receipts or the New Shares in The Netherlands, Belgium, Luxembourg, the United Kingdom or such other country as may be agreed by the Company;
     (d) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the UK Financial Services and Markets Act 2000 (“FMSA”) received by it in connection with the issue or sale of the Rights or the ordinary shares in circumstances in which section 21(1) of the FSMA does not apply to the Company;
     (e) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Rights or the ordinary shares in, from or otherwise involving the United Kingdom;
     (f) until the third Business Day following the Closing, it will not issue any press release relating to the Offering without the prior approval of the Company;
     (g) from the date of the Underwriting Agreement until the Closing Date, it will not enter or cause any of its affiliates to enter into any transaction involving Existing Shares or New Shares or derivatives relating to Existing Shares or New Shares (other than sector or market index derivatives, provided that (i) the weighting of the Existing Shares of any such index does not exceed 9% of any such index as of October 20, 2009 and (ii) it will not enter into any such derivatives transaction as part of an overall strategy that is intended to indirectly have the same effect as directly selling short the Existing Shares on a standalone basis) intended to directly or indirectly have the economic effect of hedging or otherwise mitigating the economic risk associated with its respective Underwriting Commitment without the prior consultation with and agreement by the Company, which agreement shall not be unreasonably withheld; provided, however, that the foregoing shall not restrict (1) any hedging activities undertaken by it to achieve a market-neutral position in relation to Existing Shares, New Shares and rights in respect thereof accumulated during the Rights Exercise Period, (2) any ordinary course transaction by an Underwriter acting in its role as market maker, or (3) any transactions in the Existing Shares, New Shares or rights in respect thereof pursuant to client instructions. Any such transactions shall only be undertaken in compliance with applicable securities laws and regulations, and
     (h) it will cooperate with the Company to complete the 512(c) Prospectus Supplement.
     7. Conditions to the Underwriters’ and Joint Global Coordinators’ Obligations. The several obligations of the Underwriters and Joint Global Coordinators are subject to the following further conditions:

     (a) Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date:
     (i) there shall not have occurred a downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change in the rating assigned to any securities of the Company (other than any “perpetual” or “hybrid” securities of the Company) by any “nationally recognized statistical rating agency”, as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act to a rating of less than BBB+ or equivalent, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of the Company; and
     (ii) there shall not have occurred any Material Adverse Effect, whether or not arising in the ordinary course of business, which, in the opinion of the Representatives after consultation with the Company to the extent practicable, is so material in the context of the Rights Offering or the underwriting of the Bearer Depositary Receipts as to make it impracticable or inadvisable to proceed with the Rights Offering or the underwriting of the Bearer Depositary Receipts in the manner contemplated in the Underwriting Agreement.
     (b) The Underwriters shall have received on each of the date of this Underwriting Agreement, the date of the Original European Prospectus, the date of the U.S. Prospectus Supplement, at the Applicable Time and on the Closing Date a certificate, dated as of such date and signed by an officer of the Company who is a member of the Company’s corporate management as described in the Offering Documents, to the effect set forth in Section 7(a)(i) and (a)(ii) above and to the effect that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date and, except in connection with the date hereof, that the representations and warranties of the Company contained in this Underwriting Agreement continue to be true and correct as of the date of such officer’s certificate.
     (c) There will have been delivered to the Joint Global Coordinators, on the date of its publication, two copies of the Original European Prospectus and on the date of its execution, the Final Term Sheet, each duly signed by the Company.
     (d) The Registration Statement filed by the Company on Form F-3 and any Rule 462(b) Registration Statement required to be filed under the Securities Act prior to the sale of the Bearer Depositary Receipts or the New Shares shall have been filed and shall have become effective; and at the time of purchase, no stop order of the SEC preventing or suspending the use of the U.S. Prospectus, the Final

U.S. Prospectus, or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement, shall have been issued under the Securities Act and no proceedings for that purpose initiated or threatened by the SEC, and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.
     (e) On the dates of the Original European Prospectus, the Final Term Sheet and the Closing Date, there shall have been delivered to the Joint Global Coordinators, on behalf of the Underwriters, comfort letters from Ernst & Young Accountants, auditors to the Company and KPMG Accountants, each in form and substance satisfactory to the Representatives. On the date of the U.S. Prospectus Supplement, at the Applicable Time and on the Closing Date there shall have been delivered to the Joint Global Coordinators, U.S. comfort letters from Ernst & Young Accountants, auditors to the Company, and KPMG Accountants, each in form and substance satisfactory to the Representatives.
     (f) On the date of the Pricing Agreement and the Closing Date there shall have been delivered to the Joint Global Coordinators, on behalf of the Underwriters, each in form and substance satisfactory to the Representatives, (i) a legal opinion from Stibbe, special Dutch counsel to the Company and (ii) a legal opinion from Allen & Overy, special Dutch counsel to the Underwriters.
     (g) On the date of the U.S. Prospectus Supplement, at the Applicable Time and on the Closing Date there shall have been delivered to the Joint Global Coordinators, each in form and substance satisfactory to the Representatives, (i) a U.S. disclosure letter and U.S. legal opinion from Sullivan & Cromwell LLP, special international counsel to the Company, and (ii) a U.S. disclosure letter and U.S. legal opinion from Davis Polk & Wardwell LLP, special U.S. counsel to the Underwriters.
     (h) As of the date of this Underwriting Agreement, the date of the Original European Prospectus, the date of the U.S. Prospectus Supplement, at the Applicable Time and on the Closing Date, (i) the representations and warranties of the Company are accurate and correct at, and as if made on, such date and (ii) the Company will have performed all of its respective obligations hereunder to be performed on or by such date.
     (i) The Original European Prospectus shall have been filed with, and approved by, the AFM and any authorities being competent under Dutch law within any applicable time period prescribed for any such filing by such applicable law, rules and regulations, and such approval not having been revoked or terminated, and any action required to be taken in order for the Original European Prospectus to become effective for use in the Offering shall have been taken.
     (j) The Rights shall, have been admitted to trading on Euronext Amsterdam and Euronext Brussels (unless otherwise agreed among the Company and the Joint Global Coordinators) prior to the Rights Offering Commencement Date.
     (k) The Bearer Depositary Receipts representing the New Shares shall have been admitted and listed for trading on Euronext Amsterdam, Euronext Brussels and the NYSE effective as of the First Trading Date and the New ADSs shall have been admitted and listed for trading on the NYSE as of the First Trading Date.
     (l) The Depositary shall have furnished or caused to be furnished to the Joint Global Coordinators certificates satisfactory to the Joint Global Coordinators evidencing the deposit with it of any New Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.
     (m) All approvals and filings necessary for the Offering and this Underwriting Agreement under applicable law, where the failure to obtain such approval or make such filing (i) would constitute a Material Adverse Effect or (ii) would materially impair the ability of the Underwriters to perform their obligations hereunder, shall have been granted by or made with the competent authorities, shall remain valid and shall not have been suspended or revoked; and no event or circumstance shall have arisen which could reasonably be expected to result in any such approvals to be suspended or revoked.
     8. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:
     (a) The Company shall in the Offering issue customary instructions to the banks reflecting the selling restrictions set out in the Offering Documents.
     (b) The Company will furnish to the Underwriters and to their counsel without charge as many copies of the Offering Documents and any amendments and supplements thereto as they may reasonably request.
     (c) The Company will not amend or supplement the Offering Documents (except where such amendment or supplement is required) without first consulting the Joint Global Coordinators and, except as required by applicable law or stock exchange regulations and subject to Section 8(k), having received the prior written consent of the Representatives, such consent not to be unreasonably delayed or withheld.
     (d) The Company will pay (i) any stamp, issue, registration, or other similar taxes and duties, including interest and penalties, payable on or in connection with the issue, subscription, offer and sale of the Rights and the Bearer Depositary Receipts representing the New Shares to the initial purchasers or the

Underwriters as contemplated in this Underwriting Agreement (but not, for the avoidance of doubt, any taxes in connection with subsequent sales); and (ii) in addition to any amount payable by it under this Underwriting Agreement, any value added, turnover or similar tax payable in respect of that amount or any other amount payable by the Company under this Underwriting Agreement (any references in this Underwriting Agreement to any such amount shall be deemed to include any such taxes so payable in addition to it).
     (e) The Company will not, other than as set out in the Offering Documents, take any action prior to completion of the distribution of the Rights or the Bearer Depositary Receipts representing the New Shares that will constitute or permit an offering or sale of Rights or Bearer Depositary Receipts representing the New Shares, or possession or distribution of the Offering Documents or any amendment or supplement thereto, or possession or distribution of any other offering materials, in any country or jurisdiction other than in The Netherlands, the United States, Belgium, Luxembourg, the United Kingdom or other member states of the EEA as determined by the Company following consultation with the Representatives, where action for that purpose is required.
     (f) The Company will arrange for the qualification of the Bearer Depositary Receipts, the New Shares and the Rights for offer and sale and delivery by the Underwriters through their respective affiliates or agents under the laws of such states of the United States or other jurisdictions as the Underwriters may designate and shall maintain such qualifications in effect so long as required for the sale of the Bearer Depositary Receipts and the New Shares; provided, however, that, in connection therewith, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified. The Company will immediately advise the Joint Global Coordinators of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bearer Depositary Receipts and the New Shares, for sale in any jurisdiction or the initiation or threatening of any proceedings for such purposes.
     (g) Neither the Company nor any of its Significant Subsidiaries, nor any person acting on its or their behalf, will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization in violation of applicable law or manipulation of the price of any security of the Company to facilitate the sale or resale of the New ADSs, Bearer Depositary Receipts, New Shares or the Rights.
     (h) The Company will use its best efforts to do anything reasonably necessary or required to have the Rights admitted to trading on the Euronext Amsterdam (unless otherwise agreed among the Company and the Joint Global Coordinators), to have the Bearer Depositary Receipts representing the New Shares (1) admitted to listing and to trading on Euronext Amsterdam and Euronext

Brussels and (2) listed on the NYSE and to have the New ADSs admitted to listing on the NYSE.
     (i) The Company shall, or shall procure that the Listing Agent on behalf of the Company shall, apply to Euroclear Nederland, Euroclear and Clearstream for the Rights and the Bearer Depositary Receipts representing New Shares to be accepted for book entry transfers by them.
     (j) The Company shall use all reasonable endeavours to obtain permission for the eligibility and acceptance of the Rights and the Bearer Depositary Receipts to the book entry transfer systems of Euroclear Nederland, Euroclear and Clearstream as soon as practicable and, in any event. prior to the EGM Date.
     (k) The Company shall supply the Listing Agent with all information, give all undertakings, execute all documents, pay all fees, publish all advertisements and do or procure to be done all other things in each case as may be necessary or required: (a) by the AFM for the purposes of obtaining formal approval of the Original European Prospectus and by Euronext Amsterdam for the purposes of obtaining the Admission; and (b) by Euroclear Nederland, Euroclear and Clearstream for the purposes of obtaining permission for the acceptance of the Rights and the Bearer Depositary Receipts to their book entry transfer systems. The Listing Agent will inform the Company of Euronext’s requirements in this regard in sufficient time to enable it to comply with this Section 8(k) and shall assist the Company in ensuring that all documents which are required by Euronext for the application for Admission of the Rights and the Bearer Depositary Receipts are lodged with Euronext at the appropriate time.
     (l) If at any time prior to the later of the Closing Date and the termination of the Offering, any event shall have occurred as a result of which it is necessary to amend or supplement the Offering Documents in order to ensure that (i) the European Prospectus, as then amended or supplemented, (a) complies in all material respects with the requirements of the Financial Supervision Act, (b) reflects any important new event which might influence the assessment of the Rights, the Bearer Depositary Receipts or the New Shares and/or (c) does not contain any untrue statement of, or omit to state, a fact which is material for the assessment of the Rights, Bearer Depositary Receipts or the New Shares and (ii) the U.S. Prospectus does not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify the Joint Global Coordinators and, upon request from the Representatives, will prepare and furnish without charge to the Underwriters as many copies as the Representatives may, from time to time, reasonably request of the amended Offering Documents or a supplement to the Offering Documents which will correct such statement or omission, but neither the Representatives’ consent to, nor the delivery of, any such amended Offering Documents or supplement thereto shall constitute a waiver of any of the provisions hereof. With respect to any amendment or supplement to (i) the European Prospectus, the Company shall file such amendment or supplement with the AFM and, following its approval, publish such amendment or supplement in accordance with applicable laws and regulations and (ii) the U.S. Prospectus, the Company shall file any such amendment or supplement in accordance with the applicable rules and regulations of the Securities Act.
     (m) The Company will, from the date hereof and until the Closing Date, promptly after receipt thereof, inform the Joint Global Coordinators of any communications received by it from the AFM, Euronext, the NYSE or from any other governmental or regulatory agency, body or stock exchange authorities, whether in The Netherlands or elsewhere that, in each case, could reasonably be expected to prevent, delay, suspend or otherwise materially affect the Offering.
     (n) The Company will file drafts of the Original European Prospectus with the AFM, in accordance with Section 2 herein, and will use its best efforts to do anything reasonably necessary or required to have the Original European Prospectus approved.
     (o) The Company undertakes to use the net proceeds from the Offering as set forth in the Offering Documents.
     (p) The Company will comply with the requirements of Rule 424(b) under the Securities Act and will notify the Joint Global Coordinators immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amended U.S. Prospectus shall have been filed, (ii) of any request by the SEC for any amendment or supplement to the Registration Statement, the U.S. Prospectus or any permitted Issuer Free Writing Prospectus or for additional information with respect thereto and (iii) or any notice of institution of proceedings for, or the issuance by the SEC of, any stop order suspending the use of the U.S. Prospectus, the Final U.S. Prospectus or any permitted Issuer Free Writing Prospectus or of the suspension of the qualification of the New Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any of such purposes. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is used, to obtain the lifting thereof at the earliest possible moment.
     (q) During the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Bearer Depositary Receipts representing New Shares, the Company will give the Joint Global Coordinators notice of its intention to file or prepare any amendment or supplement to the Registration Statement or the U.S. Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
     (r) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits and documents incorporated by reference) for each of the Underwriters.
     (s) The Company will furnish to each Underwriter, without charge, during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the sale of Bearer Depositary Receipts or New Shares, such number of copies of the U.S. Prospectus (as amended), and documents incorporated by reference therein, as such Underwriter may reasonably request. In case any Underwriter is required to deliver a prospectus (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the sale of the Bearer Depositary Receipts or New Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a posteffective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request, such amendment or amendments to the Registration Statement and the U.S. Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.
     (t) The Company will comply with the Securities Act and the Exchange Act with respect to the Offering so as to permit the completion of the distribution of the Bearer Depositary Receipts representing the New Shares as contemplated in this Underwriting Agreement and in the U.S. Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Bearer Depositary Receipts and the New Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend the U.S. Prospectus (as then amended or supplemented) in order that the U.S. Prospectus (as then amended or supplemented) will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend the U.S. Prospectus (as then amended or supplemented) in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the SEC such amendment or amendments or supplements as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment as the Underwriters may reasonably request.
     (u) The Company will prepare a Final Term Sheet and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule. The Company will comply with Rule 433(g) under the Securities Act.
     (v) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to their security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
     (w) The Company will pay the fees applicable to the Registration Statement in connection with the Offering within the time required by Rule 456 under the Securities Act (without reliance on subsection (b)(1)(i) thereof) and in compliance with Rule 456(r) under the Securities Act.
     (x) In the event the Rights Offering commences prior to the Company obtaining EC Approval and such EC Approval has been obtained prior to the end of the Rights Exercise Period, the Company undertakes, if requested by the Representatives, to (i) make a public announcement and/or, (ii) file a supplement (to the extent required under Dutch law), which announcement and/or supplement, as applicable, shall in each case be in the form approved by the Representatives, such approval not to be unreasonably withheld or delayed.
     9. Expenses. Whether or not the transactions contemplated in this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company agrees to pay or cause to be paid, together in each case with any value added tax (“VAT”) or other similar tax chargeable thereon, all expenses incurred by it in connection with the completion of the Offering and the performance of its obligations under this Underwriting Agreement (but without duplication of expenses covered by the engagement letter), including: (i) its own costs of preparing the Offering Documents, (ii) all costs and expenses related to the transfer and delivery of the Rights, Bearer Depositary Receipts and New Shares by the Company to the subscribers, including those subscribers procured by the Underwriters, and to the Underwriters, including any withholding, transfer or other taxes payable thereon, (iii) any expenses necessary in connection with the qualification of the bearer depositary receipts and ordinary shares for offer and sale under applicable securities laws (subject to Section 8(f)), including filing fees (if any) in connection with such qualification, (iv) all costs and expenses incident to listing the bearer depositary receipts and Rights on Euronext Amsterdam, (v) the cost of printing certificates representing the bearer depositary receipts and ordinary shares (if any), (vi) the costs and charges of any transfer agent, registrar or other agent, (vii) all of its own costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Bearer Depositary Receipts representing the New Shares, and (viii) the fees and expenses (including fees and disbursement of their respective counsel) if any, of the Depositary and any custodian appointed, as applicable, under the Deposit Agreement, other than the fees and expenses to be paid by holders of the ADSs, as applicable. In addition, the Company agrees to (i) pay or cause to be paid the fees, disbursements and expenses of Davis Polk & Wardwell LLP and Allen & Overy as counsel to the Underwriters and (ii) reimburse the Representatives for all properly incurred and documented out-of-pocket expenses, such as travel, accommodation, document production and courier costs, incurred in relation to the Offering subject to an aggregate cap collectively for the Representatives for any such expenses listed under clause (i) and (ii) of €1 million (one million) (which cap, for the avoidance of doubt, shall be reduced by any expenses reimbursed pursuant to the engagement letter); provided, however, that such cap shall not affect the Company’s obligations under the indemnity set out in Section 10 below.
     10. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, the Sponsor and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their affiliates, directors, officers, employees and agents (each an “indemnified party”), as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Basic Prospectus included therein, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Offering Document and any other written materials or communications prepared or published or made by or under the direction of the Company in connection with the Offering, including without limitation, information to Shareholders, any brochures, any press materials and any advertisements made by or on behalf of the Company, and any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (collectively, the “Information Materials”), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iii) against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
     (iv) against any and all expense whatsoever, as incurred (including, subject to Section 10(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense has not been previously paid under (i), (ii), (iii) or (iv) above;
     provided, however, that the indemnity set forth in this Section 10(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon, and in conformity with, written information relating to an Underwriter furnished to the Company by any Underwriter directly or through the Representatives expressly for use in the Offering Document or Information Materials as amended or supplemented.
     (b) Indemnification of the Company, Directors and Officers. Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Company, its respective directors or Supervisory or Executive Board members, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i) or (ii) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Offering Document or Information Materials in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in such Information Materials or Offering Document.
     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified party shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified party shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying party receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably delayed or withheld), unless (i) such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party or (ii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If an indemnifying party assumes the defense of such action, the indemnified parties have the right to retain their own counsel, but the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.
     In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any one firm of local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
     No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(iii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. For the avoidance of doubt, except as provided in the preceding sentence, the indemnifying party shall not be liable for any settlement of any investigation, proceeding or claim effected without its prior written consent.
     11. Contribution.
     In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 10 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Bearer Depositary Receipts and New Shares pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Bearer Depositary Receipts and New Shares pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering pursuant to this Underwriting Agreement (before deducting expenses but after deducting the total underwriting commission and other fees received by the Underwriters) received by the Company and the total underwriting commission and other fees received by the Underwriters, in each case pursuant to this Underwriting Agreement, bear to the aggregate Subscription Price of the New Shares.
     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the New Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (a) For purposes of this Section 11, each person, if any, who controls a Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliates, directors, officers, employees or agents of such Underwriter, shall have the same rights to contribution as such Underwriter, and each director or Supervisory or Executive Board member of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the aggregate principal amount of Underwritten Shares set forth opposite their respective names in Schedule I hereto and not joint.
     12. Termination. The Representatives may terminate this Underwriting Agreement on behalf of themselves and the other Underwriters by notice given to the Company at any time prior to the Closing Date if:

     (a) any of the conditions specified in Section 7 have not been satisfied by the Company or waived by the Representatives as provided therein;
     (b) (i) there has occurred any material adverse change in the international financial markets or the financial markets in the United States, the United Kingdom or The Netherlands, or any outbreak of hostilities or escalation thereof affecting the United States, the United Kingdom, or The Netherlands or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is, in the judgment of the Representatives (after a discussion with the Company to the extent practicable), so material and adverse as to make it impracticable or inadvisable to market the Rights, Bearer Depositary Receipts or New Shares or to enforce contracts for the sale of the New Shares on the terms and in the manner contemplated in the Offering Documents, (ii) if trading in any securities of the Company has been suspended or materially limited by the SEC, the NYSE, Euronext Amsterdam or Euronext Brussels, or if trading generally on the NYSE, the Nasdaq National Market, Euronext Amsterdam, Euronext Brussels or the London Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any such exchanges or by such system or by order of the SEC, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or The Netherlands, (iii) if a banking moratorium has been declared by either Federal, New York, or Netherlands authorities or (iv) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in Dutch taxation materially adversely affecting the Company or the imposition of exchange controls by the United States or The Netherlands;
     (c) the Company or any of its subsidiaries shall have sustained since December 31, 2008 (i) any loss or interference with its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or (ii) any court or governmental or regulatory action restricting the delivery of the Underwritten Shares, or (iii) other than as disclosed in the Offering Documents, any change in the share capital of the Company, or (iv) a Material Adverse Effect, and the effect of any of the events specified in this Section 12(c), in the opinion of the Representatives after consultation with the Company to the extent practicable, is (singly or in aggregate) so material in the context of the Rights Offering or the underwriting of the Bearer Depositary Receipts as to make it impracticable or inadvisable to proceed with the Rights Offering or the underwriting of the Bearer Depositary Receipts;
     (d) the Rights Offering commences at such time when the EC Approval has not yet been obtained and during the Rights Exercise Period (i) the European Commission makes an announcement with respect to the EU Negotiations or (ii) the EC Approval is obtained, in each case on terms and conditions materially different than the specific terms and conditions of the EU Negotiations set out in the Offering Documents, which in the opinion of the Representatives after consultation with the Company, to the extent practicable, is (singly or in aggregate) so material in the context of the Rights Offering or the underwriting of the Bearer Depositary Receipts as to make it impracticable or inadvisable to proceed with the Rights Offering or the underwriting of the Bearer Depositary Receipts; or
     (e) the Closing Date shall not have occurred by March 31, 2010 (or such other date as the Company and the Representatives may agree), except in circumstances where Closing has not occurred solely as a result of a breach by the Underwriters of their obligations hereunder.
     Notwithstanding anything contained herein, the Company may, by notice to the Joint Global Coordinators, terminate this Underwriting Agreement at any time before the Pricing Date in circumstances where the Offering no longer seems necessary or advisable to the Company.
     13. Survival. Subject to specific provisions in this Underwriting Agreement and/or the respective applicable statutes of limitations, the representations and warranties set forth in Sections 1 and 6 and the agreements set forth in Sections 4(a) (as it relates to fees payable upon any termination of this Underwriting Agreement), 8, 9, 10, 11, 16 and 17 herein will continue to be in full force and effect notwithstanding completion of the arrangements for issue, purchase and transfer of the Rump Shares (or any of them), any actual or constructive knowledge of the Underwriters (subject to any limitations on enforceability of indemnities under applicable Dutch law), any termination of this Underwriting Agreement or any investigation made by or on behalf of the Underwriters or the Company.
     14. Effectiveness. This Underwriting Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     15. Counterparts. This Underwriting Agreement may be executed in any number of counterparts, all of which, taken together, constitute one and the same agreement and any party may enter into this Underwriting Agreement by executing a counterpart. No variation of this Underwriting Agreement shall be binding on the parties unless set out in writing, expressed to vary this Underwriting Agreement, and signed by authorized representatives of each of the parties to this Underwriting Agreement.
     16. Applicable Law. This Underwriting Agreement and any noncontractual obligations arising out of it shall be governed by and construed in accordance with the laws of the State of New York.
     17. Submission to Jurisdiction; Appointment of Agent for Service.

     (a) Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any Federal court located in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Underwriting Agreement or the transactions contemplated hereby which is instituted in any New York court or in any competent court in The Netherlands. The Company has appointed Corporation Service Company, Albany, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Underwriting Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid, unless and until a successor has been appointed as the Authorized Agent in the State of New York. The Company will notify the Representatives of the appointment of a successor Authorized Agent prior to such appointment taking effect. Service of process upon such Authorized Agent (or any successor) and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
     18. Arm’s Length Relationship; No Fiduciary Duty. The Company acknowledges that in connection with the offering, purchase and sale of the Rights, Bearer Depositary Receipts and New Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Underwriting Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering, purchase and sale of the Rights, Bearer Depositary Receipts and/or New Shares.
     19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than euro, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase euro with such other currency in the City of London on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than euro, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase euro with such other currency. If the euro so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the euro so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the euro so purchased over the sum originally due to such Underwriter or controlling person hereunder.
     20. Notices. Any notice or communication hereunder shall be in writing and shall be delivered in person or sent by letter or facsimile or addressed, in the case of notification to (i) the Company at its registered office at Amstelveenseweg 500, 1081 KL Amsterdam, The Netherlands, Attention: Head of Capital Management (fax: +31 20 5415 403), (ii) Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, Attention: Equity Capital Markets Syndicate Desk (fax: +44 (0)20 7774 4477); (iii) ING Bank N.V., P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, Attention: Mark de Graaf (fax: +31 (0)20 563 8543); and (iv) J.P. Morgan Securities Ltd., 10 Aldermanbury, London EC2V 7RF, Attention: Equity Capital Markets Syndicate Desk (fax: +44 (0)207 325 8168). Any such notice shall take effect at the time of receipt.
     21. Assignment. None of the rights or obligations under this Underwriting Agreement may be assigned or transferred without the prior written consent of the other parties. This clause shall not apply to any sub-underwriting agreements entered into by the Underwriters consistent with paragraph G of this Underwriting Agreement.
     22. Headings. The headings of the sections of this Underwriting Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Underwriting Agreement.
     [The remainder of this page has been intentionally left blank.]

Very truly yours, ING GROEP N.V.
By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof:
By:	Goldman Sachs International

By:
Name:
Title:

By:	ING Bank N.V.

By:
Name:
Title:

By:	J.P. Morgan Securities Ltd.

By:
Name:
Title:

SCHEDULE I

Percentage of
Underwritten
Underwriter	Shares
Goldman Sachs International	50%
J.P. Morgan Securities Ltd.	50%
Total:	100%

SCHEDULE II
[Form of Notice from the Company to the Underwriters]
                    , 2009
Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
ING Bank N.V.
Bijlmerplein 888
1102 MG Amsterdam
J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ
Dear Sirs and Mesdames:
Reference is made to the Underwriting Agreement dated October 25, 2009 entered into by us (the “Underwriting Agreement”). Unless otherwise defined in this letter, capitalized terms defined in the Underwriting Agreement shall have the same meanings in this letter.
We hereby give you notice, in accordance with Section 4(a) of the Underwriting Agreement, that the aggregate number of Underwritten Shares to be allocated to the Underwriters is                      (the “Rump Shares”). The number of Rump Shares set out in this letter shall be final and binding on the Company and the Underwriters for all purposes.

Very truly yours, ING GROEP N.V.
By:
Name:
Title:

By:
Name:
Title:

ANNEX A
PRICING AGREEMENT
THIS PRICING AGREEMENT is made by and among (A) ING Groep N.V., a public limited liability company incorporated under the laws of The Netherlands, and (B) Goldman Sachs International and J.P. Morgan Securities Ltd. (the “Representatives”), acting on behalf of the Underwriters as named in the Underwriting Agreement, in relation to the Underwriting Agreement by and among the same parties, dated October 25, 2009 (the “Underwriting Agreement”).
     The Company and the Representatives agree, pursuant to the Underwriting Agreement, that the Underwriting Agreement is hereby supplemented by the following provisions, so that this Pricing Agreement shall form an integral part of the Underwriting Agreement and the provisions of the Underwriting Agreement, including but not limited to the governing law and place of jurisdiction, shall apply accordingly. Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.
     The Company and the Representatives agree that the total number of ordinary shares (represented by bearer depositary receipts) to be issued in the Offering is [   ].
     The Company and the Representatives agree that the exercise ratio is that each holder of [    ] Rights as of November 27, 2009 shall have the right to purchase [    ] ordinary shares (represented by bearer depositary receipts) at the Subscription Price.
     The Company and the Representatives agree that the number of Underwritten Shares is [   ].
     The Company and the Representatives agree that the Subscription Price is € [    ] per New Share.
     The Company represents and warrants to and agrees with the Representatives, acting on behalf of the Underwriters, that this Pricing Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation.
     Save as otherwise set out herein, the Underwriting Agreement shall remain and continue to be in full force and effect.

     IN WITNESS WHEREOF, the Company and the Representatives have caused this Pricing Agreement to be duly executed on [•], 2009.

ING GROEP N.V.
By:
Name:
Title:

By:
Name:
Title:

By:	Goldman Sachs International

By:
Name:
Title:

By:	J.P. Morgan Securities Ltd.

By:
Name:
Title:

ANNEX B
Form of Sub-Underwriting Agreement
October [•], 2009
ING Groep N.V.

To:	[Investor Name] [Investor Address] fax number/email:
Sub-Underwriting Participation up to € [•]m
From: Goldman Sachs International and J.P. Morgan Securities Ltd. (the “Representatives”)
Proposed Offering of Bearer Depositary Receipts in Respect of New Shares up to an
Aggregate Amount of €7.5 Billion
Ladies and Gentlemen:
     The undersigned understands that ING Groep N.V., a public limited liability company incorporated under the laws of The Netherlands (the “Company”), proposes to offer bearer depositary receipts (“Bearer Depositary Receipts”) of Stichting ING Aandelen (the “Trust”) in respect of ordinary shares of the Company (the “New Shares”) and American Depositary Shares representing ordinary shares (“New ADSs”) in an exact number, and for subscription at a price (the “Subscription Price”), to be determined pursuant to the Underwriting Agreement (defined below), and agreed between the Company and the Representatives in the form of a Pricing Agreement (the “Pricing Agreement”), provided that, in no event shall the Subscription Price be less than €0.24 per ordinary share.
     The offering (the “Offering”) will consist of (A) the rights offering (“Rights Offering”) in which the holders of Existing Shares (other than the Trust) will receive subscription rights to subscribe their pro rata share of New ADSs or New Shares represented by the Bearer Depositary Receipts (the “Rights”), at the Subscription Price and (B) the global offering (“Global Offering”) in which New ADSs or New Shares in the form of Bearer Depositary Receipts for which Rights have not been validly exercised during the Rights Exercise Period (the “Rump Shares”) may be sold, in the case of the Rights Offering, by way of public offerings in The Netherlands, Belgium, Luxembourg and the United Kingdom and, in the case of both the Rights Offering and the Global Offering, by way of (1) private placements to certain institutional investors outside the United States of America (the “United States” or “U.S.”) in reliance on Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and in accordance with applicable securities laws and (2) a public offering in the United States under the Securities Act.
     The Company also has entered into an underwriting agreement dated October 25, 2009 (the “Underwriting Agreement”) with the underwriters named therein (together with any underwriters subsequently joining the Underwriting Agreement the “Underwriters”). The Underwriting Agreement provides for the underwriting of the New Shares and the offering and sale of such Rump Shares in the Global Offering on an accelerated book built basis subject to alternative arrangements agreed with the Company. Terms used but not defined herein have the meanings ascribed to them in the Underwriting Agreement. The relevant terms and their definitions are reproduced in Appendix A hereto.
     For purposes of the Offering, the Company has proposed to its shareholders to approve, at an extraordinary general meeting on November 25, 2009, a maximum aggregate offering of €7.5 billion, as further set out in the Press Announcements (as defined below). The final terms of the Rights Offering (including the definitive number of Bearer Depositary Receipts representing New Shares to be issued (the “Underwritten Shares”), the Subscription Price and the exercise ratio) are currently scheduled to be announced on or about November 27, 2009 (the “Pricing Date”).
     Pursuant to the Underwriting Agreement the Company may, with the agreement of the Representatives, and the Representatives may, with the agreement of the Company, elect any number of investors to act as sub-underwriters.
     We refer you to copies of the press announcements dated October 26, 2009 (the “Press Announcements”), in connection with the announcement by the Company of certain management changes, its restructuring plan with the European Commission, its preliminary Q3 results and in connection with the Offering. The Press Announcements have been prepared and issued by the Company, and the Offering Documents will be prepared, published and dispatched by the Company in due course, and each of the Press Announcements and the Offering Documents is or will be (as the case may be) the sole responsibility of the Company.
     In making an investment decision, the undersigned must rely on its own examination of the Company based on such publicly available information, as it may deem relevant, the Current Public Disclosure Package (which includes the Press Announcements) and on the terms of this agreement, including the merits and risks involved.
     No representation or warranty, express or implied, is or will be made as to, or in relation to, and no representation or liability will be accepted by any of the Underwriters or any of their respective employees, affiliates, advisers or agents or any other person as to or in relation to, the accuracy or completeness of the Current Public Disclosure Package, the Offering Documents or any other written or oral information made available to or publicly available to any sub-underwriters, any person acting on such sub-underwriter’s behalf or any of their respective advisers, and any responsibility or liability therefor is expressly disclaimed.
     In consideration of the mutual agreements contained herein, the undersigned hereby irrevocably agrees with the Company and the Representatives as follows:
1	Subject to the terms and conditions contained herein, the undersigned hereby agrees to purchase from the Representatives to the extent requested by the Representatives, Underwritten Shares representing up to the amount on page 1 above (the “Commitment”). The undersigned agrees to pay the Subscription Price per Underwritten Share immediately, at the date of closing of the Offering (the “Closing Date”), as notified to the undersigned by the Representatives, failing which the Representatives, on behalf of the Underwriters, may make arrangements for the acquisition by a third party of any or all of the Underwritten Shares comprised in the undersigned’s Commitment on terms that any costs, expenses or losses incurred by the Representatives in so doing shall be for the undersigned’s account. To that effect, the undersigned hereby authorizes the Representatives, on behalf of the Underwriters, to purchase such Underwritten Shares on the account of the undersigned.

2	In consideration of the agreement of the undersigned to sub-underwrite the Underwritten Shares in accordance with clause 1 above, the Representatives will pay the undersigned a fee (the “Sub-underwriting Fee”) from the fees received from the Company pursuant to Section 4(a) of the Underwriting Agreement. The Sub-underwriting Fee will be paid by the Representatives, in euro funds immediately available in The Netherlands to an account designated by the undersigned, subject to receipt and as soon as practicable following the Closing Date and conditional on receipt by the Representatives of the underwriting fees. The Sub-underwriting Fee shall be 1.5% of the Subscription Price times the undersigned’s Underwritten Shares.

3	The undersigned hereby represents, warrants and covenants that it possesses all required qualifications under applicable securities laws and regulations to purchase the Underwritten Shares and it will comply with all applicable laws and regulations in making any purchase thereof.

4	The undersigned hereby represents, warrants and covenants that it will comply with (i) all selling restrictions applicable to the Underwriters pursuant to Section 6 of the Underwriting Agreement, which Section is reprinted in Appendix B hereto, as if it were a party to the Underwriting Agreement, (ii) any and all selling restrictions, which will be set forth in the European Prospectus and the US Prospectus to be prepared for the purposes of the Offering and (iii) contained in clause (b) of the second sentence of paragraph (K) of the Underwriting Agreement, which paragraph is reprinted in Appendix B hereto, as if it were a party to the Underwriting Agreement.

5	No amendment may be made to this agreement without the prior written consent of the Representatives and the Company. Subject to the following clause, this agreement shall terminate upon the earliest to occur of (i) the mutual written agreement of the undersigned, the Company and the Representatives, (ii) the satisfaction of the obligations set forth herein, and (iii) termination of the Underwriting Agreement in full as described in clause 6 below.

6	The Underwriting Agreement may be terminated with respect to the Underwriters prior to the Closing Date by notice given by the Company to the Representatives prior to the Pricing Date or by notice given by the Representatives to the Company upon the occurrence of particular events as further set out in Section 12 of the Underwriting Agreement, reprinted in Appendix C. The parties hereto further acknowledge and agree that, if the Underwriting Agreement is terminated in full or the conditions are not fulfilled, this agreement shall cease to be of any force or effect and no party shall have any rights (including any rights to fees as set out in paragraph (2)) or liabilities hereunder.

7	The acceptance of the sub-underwriting participation of the undersigned was made on the basis that the undersigned’s rights and obligations in respect thereof will be incapable of rescission or termination by the undersigned. This will continue to be the case notwithstanding any information contained in the Offering Documents (including any supplements).

8	The undersigned agrees with the Representatives and the Company that any waiver by any of the Representatives or the agreement by the Representatives to the extension of time for the satisfaction, of any condition of the Underwriting Agreement or the exercise by any of the Representatives of any right of termination or rescission under the Underwriting Agreement shall be within the discretion of the Representatives, acting on behalf of the Underwriters and that the Representatives shall have no liability to the undersigned whatsoever in connection with any decision to waive or not to waive any such condition, agree or not agree to any such extension or to exercise or not to exercise any such right.

9	The undersigned confirms that it has not relied on any information given or any representations or statements made at any time by any person in connection with admission to trading of the Rights, New ADSs and the Bearer Depositary Receipts representing New Shares, the sub-underwriting or the Rights Offering, the Company, the New ADSs, the New Shares or otherwise, other than the information contained in the Current Public Disclosure Package or which will be contained in the Offering Documents, when published, and that in accepting the offer of our sub-underwriting participation it will be relying solely on the information contained in the Current Public Disclosure Package or which will be contained in the Offering Documents, when published.

10	The undersigned acknowledges that the content of the Current Public Disclosure Package and the Offering Documents is exclusively the responsibility of the Company and that none of the Underwriters, nor any of their respective affiliates nor any person acting on their behalf will be responsible for or shall have liability for any information, representation or statement relating to the Company contained therein and none of the Underwriters, any of their respective affiliates nor any person acting on their behalf will be liable for any sub-underwriter’s decision to purchase the Underwritten Shares based on any information, representation or statement contained in the Current Public Disclosure Package and the Offering Documents.

11	The undersigned has made its own assessment of the Company and the Underwritten Shares and has relied on its own investigation of the business, financial or other position of the Company in confirming its Commitment.

12	The undersigned hereby represents that (i) it has not relied on any information relating to the Company contained in any research reports prepared by the Underwriters or any of their affiliates; (ii) none of the Underwriters, any of their affiliates nor any person acting on their behalf has or shall have any liability for public information relating to the Company; (iii) none of the Underwriters, any of their affiliates nor any person acting on their behalf has or shall have any liability for any additional information that has otherwise been made available to such sub-underwriter, whether at the date of publication, the date of this letter or otherwise; and that (iv) none of the Underwriters, any of their affiliates nor any person acting on their behalf makes any representation or warranty, express or implied, as to the truth, accuracy or completeness of any such information referred to in (i) to (iii) above, whether at the date of publication, the date of this letter or otherwise.

13	The undersigned hereby represents and warrants that it is a qualified investor as defined in section 86(7) of the U.K. Financial Services and Market Act 2000, as amended, being a person falling within Articles 2.1(e)(i), (ii) or (iii) of Directive 2003/71/EC.

14	The undersigned agrees to indemnify on an after tax basis and hold the Company, the Underwriters, their respective affiliates and any other person acting on behalf of them harmless from any and all costs, claims, liabilities and expenses (including legal fees and expenses) arising out of or in connection with any breach by the undersigned of the agreements, acknowledgements, representations, warranties and undertakings in this letter and further agree that the provisions of this letter shall survive completion of the Rights Offering. The undersigned further agrees that the Company shall be an intended third party beneficiary of paragraphs 3, 4, 14 and 17 of this agreement.

15	The Representatives are acting for the Company in connection with the Offering and the Representatives do not regard any person other than the Company as their client in relation to the Offering or any other arrangements described in this agreement. The undersigned irrevocably warrants and undertakes that:

(A)	it is not and does not regard itself as being a client of the Representatives in relation to the Offering or any other arrangements described in this Agreement, and does not expect any of them to have any duties or responsibilities to the undersigned; and

(B)	it does not expect the Representatives to have any duty to the undersigned similar or comparable to the “best execution”, “suitability” and “risk warnings” rules as set out in Directive 2004/39/EC of the European Parliament and of the Council of 21 April 2004 on markets in financial instruments amending Council Directives 85/611/EEC and 93/6/EEC and Directive 2000/12/EC of the European Parliament and of the Council and repealing Council Directive 93/22/EEC, as amended (the “MiFID Directive”) and any national measures implementing the MiFID Directive by the member states of the European Economic Area (including the Handbook of the Financial Services Authority) and that the undersigned is not relying on any of the Representatives to advise whether or not the New Shares are in any way a suitable investment for the undersigned.
16	If the undersigned is called upon to purchase Underwritten Shares pursuant to the terms and conditions of this agreement, the undersigned will be entitled to all remedies under applicable law for prospectus liability.

17	From the date of this agreement, the undersigned will not enter, and will cause its affiliates not to enter, into any transaction involving the Existing Shares, the New Shares or derivatives relating to the Existing Shares or New Shares (other than sector or market index derivatives, provided that (i) the weighting of the Existing Shares of any such index does not exceed 9% of any such index as of October 20, 2009 and (ii) it will not enter into any such derivatives transaction as part of an overall strategy that is intended to indirectly have the same effect as directly selling short the Existing Shares on a standalone basis) intended to directly or indirectly have the economic effect of hedging or otherwise mitigating the economic risk associated with its respective Commitment without the prior consultation with and agreement by the Company, which agreement shall not be unreasonably withheld; provided, however, that the foregoing shall not restrict (1) any hedging activities undertaken by it to achieve a market-neutral position in relation to Existing Shares, New Shares and rights in respect thereof accumulated during the Rights Exercise Period, (2) any ordinary course transaction by an Underwriter or sub-underwriter acting in its role as market maker, or (3) any transactions in the Existing Shares, New Shares or rights in respect thereof pursuant to client instructions. Any such transactions shall only be undertaken in compliance with applicable securities laws and regulations.

18	This agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company, the Representatives and the undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any Federal Court located in the State of New York to settle any dispute which may arise out of or in connection with this agreement or the transactions contemplated hereby.

Very truly yours, [SUB-UNDERWRITER]
By:
Name:
Title:

Accepted as of the date hereof

By:	Goldman Sachs International

By:
Name:
Title:

By:	J.P. Morgan Securities Ltd.

By:
Name:
Title:

SCHEDULE I
LETTER OF CONFIRMATION
If you wish to participate as a sub-underwriter, this form must be completed and returned (along with the signed sub-underwriting agreement) as soon as possible but in any event, by not later than • CET on [•], 2009. It may be sent by facsimile (to •) although the original must still be returned to us.
To:[JPM or GS to insert details]
[GS or JPM to insert]
For the attention of [name]

Dear Sirs,
ING Groep N.V.
Proposed Offering of Bearer Depositary Receipts in Respect of New Shares up to an
Aggregate Amount of €7.5 Billion
We hereby confirm our irrevocable acceptance of a sub-underwriting participation in the number of Underwritten Shares shown below, on the terms and subject to the conditions of the sub-underwriting agreement of October 25, 2009 (the “Sub-Underwriting Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Sub-Underwriting Agreement.
In the event of our being required to purchase any Underwritten Shares under the Sub-Underwriting Agreement, we hereby confirm our authorization of the Underwriters to purchase Underwritten Shares representing up to the amount on page 1 above of New Shares on our account and we agree to pay the Subscription Price per New Share free of all expenses in accordance with the specified settlement arrangements.
We are eligible to purchase the Underwritten Shares and we will comply with (i) all applicable securities laws and regulations in making any purchase thereof, (ii) all selling restrictions applicable to the Underwriters in accordance with Section 6 of the Underwriting Agreement as if it were a party to thereto, (iii) all selling restrictions which will be set forth in the European prospectus and the US prospectus to be prepared for purposes of the Offering and (iv) contained in clause (b) of the second sentence of paragraph (K) of the Underwriting Agreement, which paragraph is reprinted in Appendix B hereto, as if it were a party to the Underwriting Agreement.

Amount in Euros

Fund on whose behalf we subscribe (if applicable)

Alert Code

• Our SIS participant ID

• Our Custodian/Agent Bank Name

• SIS

• Custodian/Agent Bank Name

Settlement contact name

and telephone number

Sub-underwriting Fee should be paid to: Bank

BIC Code

Account Number

Account Name

Sub-underwriting Fee Advice Note should be sent to

Signed

Dated 2009
Capacity

Appendix A
Underwriting Agreement Definitions and Terms
“Current Public Disclosure Package” shall mean the Company’s annual report for 2008 on Form 20-F filed with the United States Securities and Exchange Commission (“SEC”) on March 19, 2009 (the “Form 20-F”), the Company’s interim results for the six months ended June 30, 2009 filed with the SEC on Form 6-K on August 12, 2009 (the “Interim Results 6-K”), the Company’s information memorandum published on its website on October 26, 2009 and furnished on Form 6-K on October 26, 2009 (the “Information Memorandum”) and its ad hoc press announcements since January 1, 2009 (to the extent not superseded by the Form 20-F, Interim Results 6-K, Information Memorandum or later public press announcements), including the press releases to be published on October 26, 2009 in connection with the announcement by the Company of certain management changes, its restructuring plan with the EC, its preliminary Q3 results and in connection with the Offering (together, the “Announcement Press Releases”) in substantially the forms of Annex D, E and F to the Underwriting Agreement.
“EC Approval” shall mean that the terms of the agreement covering the three principal aspects of the negotiations with the European Commission, including (x) the additional payments on the Alt-A facility, (y) the repayment of EUR 5 billion of the Core Tier 1 securities held by the Dutch State and (z) the terms of any required restructuring of the Group (the “EU Negotiations”), have been finally and unconditionally approved by the European Commission such that the terms cannot be changed.
“EEA” shall mean the European Economic Area.
“Existing Shares” shall mean the existing ordinary shares of the Company (including any ordinary shares represented by ADSs and bearer depositary receipts in respect of ordinary shares).
“Material Adverse Effect” shall mean no change, or, to the best knowledge of the Company, no development involving a prospective change, which is materially adverse to the general business affairs, management, financial condition, shareholders equity or results of operations of the Company and its subsidiaries taken as a whole (the “Group”); provided that any effects arising from the announcement or implementation of the restructuring of the Group in accordance with the EU Negotiations (as defined in Section 3(a) of the Underwriting Agreement) shall not be deemed to constitute a Material Adverse Effect.
“Offering Documents” shall mean the European Prospectus and the US Prospectus (as then amended or supplemented, including, if applicable, by the Final U.S. Prospectus).
“Prospectus Directive” shall mean the EU Directive 2003/71 concerning the prospectus to be published when securities are offered to the public or admitted to trading.
“Rights Exercise Period” shall mean the period during which Bearer Depositary Receipts may be subscribed for in any jurisdiction pursuant to the exercise of Rights.
“Underwriting Commitment” shall mean the respective commitments set out in Schedule I of the Underwriting Agreement of the underwriters named in Schedule I of the Underwriting Agreement for such number of Bearer Depositary Receipts representing the New Shares that would produce a gross aggregate Subscription Price of €7.5 billion.

Appendix B
Reprint of Section 6 and Clause (b) of Paragraph K of the Underwriting Agreement
Section 6:
Representations, Warranties and Undertakings by the Underwriters. Each of the Underwriters, severally but not jointly, represents and agrees that:
(a)	In relation to each member state of the EEA which has implemented the Prospectus Directive other than The Netherlands, Belgium, Luxembourg, the United Kingdom and any other member states of the EEA as determined by the Company following consultation with the Representatives (each, a “Relevant Member State”), it has not and will not make an offer to the public of any Bearer Depositary Receipts representing New Shares in that Relevant Member State prior to the publication of a prospectus in relation to the Bearer Depositary Receipts representing the New Shares which has been approved by the competent authority in that Relevant Member State, except that it may make an offer to the public of any New Shares in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000; and (C) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
(iii) to fewer than 100 natural legal persons (other than qualified investors as defined in the Prospectus Directive); or
(iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Bearer Depositary Receipts representing New Shares shall result in a requirement for the publication by the Company or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to any Bearer Depositary Receipts representing New Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the Offering and any Bearer Depositary Receipts representing New Shares to be offered so as to enable an investor to decide to purchase any Bearer Depositary Receipts representing New Shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state;

(b)	(i) it acknowledges that no action has been or will be taken in any jurisdiction other than The Netherlands, Belgium, Luxembourg, the United Kingdom or any other member states of the EEA as determined by the Company following consultation with the Representatives and the United States that would constitute a public offering of the Bearer Depositary Receipts or the New Shares and (ii) it and each of its affiliates has adopted and will adopt procedures customary in international equity offerings to comply with applicable securities laws and regulations in each jurisdiction in which it offers, sells or delivers Bearer Depositary Receipts or New Shares or has in its possession or distributes any Offering Document or any other offering material relating to the subscription, offer, sale and delivery of the Bearer Depositary Receipts or New Shares;
(c)	no action has been or, prior to the Business Day following publication of the European Prospectus upon approval thereof by the AFM, will be taken by any of the Underwriters that would constitute a public offering of the Bearer Depositary Receipts or the New Shares in The Netherlands, Belgium, Luxembourg, the United Kingdom or such other country as may be agreed by the Company;

(d)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the UK Financial Services and Markets Act 2000 (“FMSA”) received by it in connection with the issue or sale of the Rights or the ordinary shares in circumstances in which section 21(1) of the FSMA does not apply to the Company;

(e)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Rights or the ordinary shares in, from or otherwise involving the United Kingdom;

(f)	until the third Business Day following the Closing, it will not issue any press release relating to the Offering without the prior approval of the Company;

(g)	from the date of the Underwriting Agreement until the Closing Date, it will not enter or cause any of its affiliates to enter into any transaction involving Existing Shares or New Shares or derivatives relating to Existing Shares or New Shares (other than sector or market index derivatives, provided that (i) the weighting of the Existing Shares of any such index does not exceed 9% of any such index as of October 20, 2009 and (ii) it will not enter into any such derivatives transaction as part of an overall strategy that is intended to indirectly have the same effect as directly selling short the Existing Shares on a standalone basis) intended to directly or indirectly have the economic effect of hedging or otherwise mitigating the economic risk associated with its respective Underwriting Commitment without the prior consultation with and agreement by the Company, which agreement shall not be unreasonably withheld; provided, however, that the foregoing shall not restrict (1) any hedging activities undertaken by it to achieve a market-neutral position in relation to Existing Shares, New Shares and rights in respect thereof accumulated during the Rights Exercise Period, (2) any ordinary course transaction by an Underwriter acting in its role as market maker, or (3) any transactions in the Existing Shares, New Shares or rights in respect thereof pursuant to client instructions. Any such transactions shall only be undertaken in compliance with applicable securities laws and regulations.
Clause (b) of Paragraph K:
The parties recognize and agree that, in light of US federal income tax rules concerning “ownership change”, the Underwriters (b) will use their commercially reasonable efforts, consistent with their current practices and procedures, and based on information supplied by the Company containing share ownership detail for all Shareholders holding 5% or more of the Company’s outstanding ordinary shares, to not sell in the Global Offering, Rump Shares to any single purchaser whose shareholding, when taken together with existing share ownership levels as set out in the information provided by the Company, would represent 5% or more of the Company’s outstanding ordinary shares or bearer depositary receipts (calculated after giving effect to the Rights Offering and Global Offering).

Appendix C
Reprint of Section 12 of the Underwriting Agreement
The Representatives may terminate this Underwriting Agreement on behalf of themselves and the other Underwriters by notice given to the Company at any time prior to the Closing Date if:
(a) any of the conditions specified in Section 7 of the Underwriting Agreement have not been satisfied by the Company or waived by the Representatives as provided therein;
(b) (i) there has occurred any material adverse change in the international financial markets or the financial markets in the United States, the United Kingdom or The Netherlands, or any outbreak of hostilities or escalation thereof affecting the United States, the United Kingdom, or The Netherlands or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is, in the judgment of the Representatives (after a discussion with the Company to the extent practicable), so material and adverse as to make it impracticable or inadvisable to market the Rights, Bearer Depositary Receipts or New Shares or to enforce contracts for the sale of the New Shares on the terms and in the manner contemplated in the Offering Documents, (ii) if trading in any securities of the Company has been suspended or materially limited by the SEC, the NYSE, Euronext Amsterdam or Euronext Brussels, or if trading generally on the NYSE, the Nasdaq National Market, Euronext Amsterdam, Euronext Brussels or the London Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any such exchanges or by such system or by order of the SEC, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or The Netherlands, (iii) if a banking moratorium has been declared by either Federal, New York, or Netherlands authorities or (iv) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in Dutch taxation materially adversely affecting the Company or the imposition of exchange controls by the United States or The Netherlands;
(c) the Company or any of its subsidiaries shall have sustained since December 31, 2008 (i) any loss or interference with its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or (ii) any court or governmental or regulatory action restricting the delivery of the Underwritten Shares, or (iii) other than as disclosed in the Offering Documents, any change in the share capital of the Company, or (iv) a Material Adverse Effect, and the effect of any of the events specified in this Section 12(c), in the opinion of the Representatives after consultation with the Company to the extent practicable, is (singly or in aggregate) so material in the context of the Rights Offering or the underwriting of the Bearer Depositary Receipts as to make it impracticable or inadvisable to proceed with the Rights Offering or the underwriting of the Bearer Depositary Receipts;

(d) the Rights Offering commences at such time when the EC Approval has not yet been obtained and during the Rights Exercise Period (i) the European Commission makes an announcement with respect to the EU Negotiations or (ii) the EC Approval is obtained, in each case on terms and conditions materially different than the specific terms and conditions of the EU Negotiations set out in the Offering Documents, which in the opinion of the Representatives after consultation with the Company, to the extent practicable, is (singly or in aggregate) so material in the context of the Rights Offering or the underwriting of the Bearer Depositary Receipts as to make it impracticable or inadvisable to proceed with the Rights Offering or the underwriting of the Bearer Depositary Receipts; or
(e) the Closing Date shall not have occurred by March 31, 2010 (or such other date as the Company and the Representatives may agree), except in circumstances where Closing has not occurred solely as a result of a breach by the Underwriters of their obligations hereunder.
Notwithstanding anything contained herein, the Company may, by notice to the Joint Global Coordinators, terminate this Underwriting Agreement at any time before the Pricing Date in circumstances where the Offering no longer seems necessary or advisable to the Company.

ANNEX C
REVISED UNDERWRITING COMMITMENTS
Each additional underwriter listed below (each, a “Joint Lead Manager” or a “Co-Manager” (as designated below) and, together with the Representatives (as defined below), the “Underwriters”) agrees to be party of the Underwriting Agreement (the Agreement) made on October 25, 2009 initially among ING Groep N.V. on the one part and J.P. Morgan Securities Ltd. and Goldman Sachs International (together referred to as the “Representatives”) and ING Bank N.V. (collectively, the “Joint Global Coordinators”) on the other part, assuming all respective obligations and enjoying all respective rights provided in the Agreement, provided that the underwriting commitment of each Underwriter is limited to the amount set forth in this Annex C as set out below.
Each Co-Manager further agrees to sign the Agreement Among Managers immediately after signing this Annex C and authorizes the Representatives to take all action that they may believe desirable to agree to any variation in the terms of the Agreement which, in the joint judgment of the Representatives accepts the undersigned Co-Managers listed below as parties to the Agreement and agrees with the provisions of this Annex C.

Revised
Maximum
	Revised	Underwriting
Name and Address of	Underwriting	Commitment in
Manager	Percentage	Shares	Signature(s)
J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ United Kingdom	[• ]	[• ]	Printed Name(s) and Signature(s)

Goldman Sachs International Peterborough Court, 133 Fleet Street London EC4A 2BB United Kingdom	[• ]	[• ]	Printed Name(s) and Signature(s)

Underwriting
Name and Address of	Underwriting	Commitment in
Underwriter	Percentage	Shares	Signature(s)
[• ]	[• ]	[• ]	Printed Name(s) and Signature(s)

[• ]	[• ]	[• ]	Printed Name(s) and Signature(s)

[• ]	[• ]	[• ]	Printed Name(s) and Signature(s)

[• ]	[• ]	[• ]	Printed Name(s) and Signature(s)

Underwriting
Name and Address of	Underwriting	Commitment in
Underwriter	Percentage	Shares	Signature(s)
[• ]	[• ]	[• ]	Printed Name(s) and Signature(s)

[• ]	[• ]	[• ]	Printed Name(s) and Signature(s)

[• ]	[• ]	[• ]	Printed Name(s) and Signature(s)

ANNEX D
Form of Announcement Press Release

ANNEX E
Form of Announcement Press Release

ANNEX F
Form of Announcement Press Release

ANNEX G
Form of Announcement Press Release